UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

INDEPENDENT BANK CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 1, 2013

Dear Fellow Shareholder:

I am pleased to invite you to our 2013 Annual Shareholders Meeting, which will be held at 10:00 a.m. on Thursday, May 16, 2013 at the Holiday Inn-Rockland-Boston South in Rockland, Massachusetts. The formal meeting notice and proxy statement on the following pages contain information about the meeting.

In accordance with rules approved by the Securities and Exchange Commission, we are sending a Notice of Availability of Proxy Materials and will provide access to our proxy materials over the internet beginning on or about April 3, 2013 for the holders of record and beneficial owners of our common stock as of the close of business on March 22, 2013, the record date for our Annual Shareholders Meeting.

Whether or not you plan to attend, you can insure that your shares are represented at the meeting by promptly voting and submitting your proxy. Voting procedures are described in the proxy statement and on the proxy form. Your vote is important, so I urge you to cast it promptly.

Cordially,

Christopher Oddleifson
President and Chief Executive Officer
Independent Bank Corp.
Rockland Trust Company

DIRECTIONS TO ANNUAL MEETING

93
BOSTON
90
NORFOLK
COUNTY
3
Rockland
3A
495
PLYMOUTH
COUNTY
44
BRISTOL
COUNTY
95
Providence

DRIVING DIRECTIONS

From Boston and Points North:

•	Take Route 93 South to Route 3 South

•	Take Exit 14 (Rockland, Nantasket) off Route 3

•	At the end of the exit ramp bear right onto Hingham Street (Route 228)

•	The Holiday Inn-Rockland-Boston South is located approximately 0.4 miles on the left behind Bellas Restaurant.

From Cape Cod:

•	Take Route 3 North to Exit 14 (Rockland, Nantasket)

•	At the end of the exit ramp turn left onto Hingham Street (Route 228)

•	The Holiday Inn-Rockland-Boston South is located approximately 0.7 miles on the left behind Bellas Restaurant.

NOTICE OF ANNUAL SHAREHOLDERS MEETING

The Annual Shareholders Meeting of Independent Bank Corp. will be held at the

HOLIDAY INN-ROCKLAND-BOSTON SOUTH
929 Hingham Street
Rockland, Massachusetts 02370
on May 16, 2013 at 10:00 a.m.

At the annual meeting Independent Bank Corp. will ask you to:

(1)	Reelect Benjamin A. Gilmore, II, Eileen C. Miskell, Carl Ribeiro, John H. Spurr, Jr., and Thomas R. Venables to serve as Class II Directors;

(2)	Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2013;

(3)	Approve, on an advisory basis, the compensation of our named executive officers; and,

(4)	Transact any other business which may properly come before the annual meeting.

You may vote at the annual meeting if you were a shareholder of record at the close of business on March 22, 2013.

Important Notice Regarding Internet Availability of Proxy Materials for May 16, 2013 Shareholder Meeting: The Proxy Statement and our Annual Report to Shareholders for the year ended December 31, 2012 are available at www.envisionreports.com/INDB.

By Order of the Independent Bank Corp. Board of Directors

Rockland, Massachusetts	Linda M. Campion

April 1, 2013	Clerk

YOUR VOTE IS IMPORTANT REGARDLESS OF HOW MANY SHARES YOU OWN! Whether or not you plan to attend the annual meeting, please promptly vote your shares. Voting procedures are described in the proxy statement and on the proxy form.

INDEPENDENT BANK CORP. PROXY STATEMENT
TABLE OF CONTENTS

Page(s)
THE ANNUAL MEETING AND VOTING PROCEDURES
What is the purpose of the annual meeting?	1
Who can vote?	1
How do I vote?	1
Can I change my vote?	2
Who is asking for my vote?	2
What are your voting recommendations?	2
How many votes are needed?	2
Who can attend the meeting?	3
How many shareholders need to attend the meeting?	3
Where can I find the voting results from the meeting?	3
Householding of Annual Meeting Materials	3

PROPOSALS TO BE VOTED UPON AT ANNUAL MEETING
Election of Directors (Proposal 1)	3
Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 2)	4
Advisory Vote on Executive Compensation (Proposal 3)	5
Other Matters	5

BOARD OF DIRECTOR INFORMATION
Current Board Members	6
Corporate Governance Information	9
Board Leadership Structure	10
Shareholder Communications to Board	10
Shareholder Director Nominations	10
Shareholder Proposals for Next Annual Meeting	11
Director Attendance at Annual Shareholder Meeting and Meetings of the Board and its Committees	11
Director Cash and Equity Compensation	12
Director Cash Compensation	12
Director Equity Compensation	14
Director Compensation Table	15
Report of the Audit Committee	17
Compensation Committee Interlocks and Insider Participation	18
Related Party Transactions	18
Director Independence	19

EXECUTIVE OFFICER INFORMATION
Current Executive Officers	19
Relationship Between Compensation Policies and Risk	21
Compensation Committee Report	21
Compensation Discussion and Analysis	21

Executive Compensation Summary	21
Compensation Committee - Composition and Responsibility	22
Compensation Philosophy	23
Use of Peer Groups and Survey Information	23
Compensation Program Elements	24
Base Salary	24
Annual Cash Incentive Compensation	24
Incentive Compensation Recovery Policy	26
Long-Term Equity Compensation	26
Stock Ownership Guidelines	27
Benefits	27
Employment Agreements	28
CEO Employment Agreement	28
Executive Officer Employment Agreements	29
Table of Benefits Payable Under Employment Agreements	30
Tabular Disclosures Regarding Executive Officers	31
SUMMARY COMPENSATION TABLE	31
GRANTS OF PLAN-BASED AWARDS	33
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END	34
OPTION EXERCISES AND STOCK VESTED	37
Pension Benefits	37
Deferred Compensation	38

STOCK OWNERSHIP AND OTHER MATTERS
Common Stock Beneficially Owned by any Entity with 5% or More of Common Stock and Owned by Directors and Executive Officers	38
Beneficial Ownership Reporting Compliance	40
Solicitation of Proxies and Expenses of Solicitation	40

2013 PROXY STATEMENT

THE ANNUAL MEETING AND VOTING PROCEDURES

This proxy statement contains information about the 2013 Annual Meeting of Shareholders of Independent Bank Corp. The meeting will be held on Thursday, May 16, 2013, beginning at 10:00 a.m. at the Holiday Inn-Rockland-Boston South, 929 Hingham Street, Rockland, Massachusetts. Independent Bank Corp. is, for ease of reference, sometimes referred to in this proxy statement as the Company. Rockland Trust Company, our wholly-owned bank subsidiary, is for ease of reference referred to in this proxy statement as Rockland Trust.

What is the purpose of the annual meeting?

At the annual meeting shareholders will vote upon the matters that are summarized in the formal meeting notice. This proxy statement contains important information for you to consider when deciding how to vote on the matters before the meeting. Please read it carefully.

Who can vote?

Shareholders of record at the close of business on March 22, 2013 are entitled to vote. Each share of common stock is entitled to one vote at the annual meeting. On March 22, 2013, 22,871,347 shares of our common stock were outstanding and eligible to vote.

How do I vote?

If you are a registered shareholder (that is, if you hold shares that are directly registered in your own name) you have four voting options:

•	Over the internet, which we encourage if you have internet access, at the internet address shown on your proxy form;

•	By telephone, by calling the telephone number on your proxy form;

•	By mail, by completing, signing, dating, and returning your proxy form; or

•	By attending the annual meeting and voting your shares in person.

If your shares are held in the name of a bank, broker, or other nominee, which is known as being held in “street name,” you will receive separate voting instructions with your proxy materials. If you hold your shares in street name, your ability to vote by internet or by telephone depends on the voting process of the bank, broker, or other nominee that holds your shares. Although most banks, brokers, and nominees also offer internet and telephone voting, availability and specific procedures will depend on their voting arrangements. Please follow their directions carefully. If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from the bank, broker, or other nominee that holds your shares and present that proxy, along with proof of your identity, at the meeting.

Can I change my vote?

You may revoke your proxy and change your vote at any time before voting begins at the annual meeting.

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing a written notice of revocation with our clerk at least one business day prior to the meeting, (ii) submitting a duly executed proxy bearing a later date which is received by our clerk at least one business day prior to the meeting, or (iii) by appearing at the meeting in person and giving our clerk proper written notice of his or her intention to vote in person.

If your shares are held in street name, you should contact your bank, broker, or other nominee to revoke your proxy or, if you have obtained a legal proxy from your bank, broker, or other nominee giving you the right to vote your shares at the meeting, you may change your vote by attending the meeting and voting in person.

Who is asking for my vote?

The Independent Bank Corp. Board of Directors (the “Board”) is requesting your vote. We filed this proxy statement with the United States Securities and Exchange Commission on March 26, 2013 and the Board anticipates that it will be made available via the internet on or about April 3, 2013.

What are your voting recommendations?

The Board recommends that you vote as follows:

(1)    “FOR” with respect to the reelection of each of Benjamin A. Gilmore, II, Eileen C. Miskell, Carl Ribeiro, John H. Spurr, Jr., and Thomas R. Venables to serve as Class II Directors.

(2)    “FOR” the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2013.

(3)    “FOR” the advisory vote on the compensation of our named executive officers.

Each proxy that the Board receives that is not timely revoked, in writing, will be voted in accordance with the instructions it contains. The Board will only use proxies received prior to or at the annual meeting and any adjournments thereof. Upon such other matters as may properly come before the meeting, the persons appointed as proxies will vote in accordance with their best judgment.

How many votes are needed?

Assuming a quorum is present, the amount of votes required for approval of the matters to be considered is as follows:

•
A plurality of votes cast by shareholders present, in person or by proxy, at the annual meeting is required for the election of directors. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors who are nominated to be elected at the meeting. At our meeting the maximum number of Class II directors to be elected is five.

•
A majority of votes cast by shareholders present, in person or by proxy, and voting on such matter is required to approve the ratification of the appointment of our independent registered accounting firm.

•	A majority of votes cast by shareholders present, in person or by proxy, and voting on such matter is required to approve the advisory proposal on the compensation of our named executive officers.

Abstentions (a proxy that withholds authority to vote) and broker non-votes are disregarded for purposes of determining whether a proposal has been approved.

Banks, brokers, or other nominees may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received instructions from their customer. A broker “non-vote” occurs when a bank, broker, or other nominee has not received voting instructions from a customer and cannot vote the customer's shares because the matter is not considered routine.

One of the proposals before the meeting this year is deemed a “routine” matter, namely the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm, which means that if your shares are held in street name your bank, broker, or other nominee can vote your shares on that proposal if you do not provide timely instructions for voting your shares. The election of directors and the advisory vote regarding executive compensation are not considered “routine” matters. As a result, if you do not instruct your bank, broker, or nominee how to vote with respect to those matters, your bank, broker or nominee may not vote on those proposals and a broker “non-vote” will occur.

Who can attend the meeting?

Shareholders of record as of March 22, 2013 may attend the meeting, and may be accompanied by one guest. Even if you plan to attend the annual meeting we encourage you to vote your shares by proxy. If you choose to attend, please bring proof of stock ownership and proof of your identity with you.

How many shareholders need to attend the meeting?

In order to conduct the meeting, a majority of shares entitled to vote as of the record date, or at least 11,435,674 shares, must be present in person or by proxy. This is called a quorum. If you return valid proxy instructions or vote in person at the meeting, you will be considered part of the quorum. Abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum.

Where can I find the voting results from the meeting?

The voting results will be reported in a Form 8-K, which will be filed with the United States Securities and Exchange Commission within four business days after the end of the meeting.

Householding of annual meeting materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that if a household participates in the householding program, it will receive an envelope containing one set of proxy materials and a separate proxy card for each stockholder account in the household. Please vote all proxy cards enclosed in such a package. We will promptly deliver a separate copy of the proxy statement or proxy card to you if you contact us at the following address or telephone number: Clerk, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370; telephone: (781) 982-6243. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the address or telephone number above.

Participation in householding will not affect or apply to any of your other stockholder mailings, such as dividend checks, Forms 1099, or account statements. Householding saves us money by reducing printing and postage costs, and it is environmentally friendly. It also creates less paper for participating stockholders to manage. If you are a beneficial holder, you can request information about householding from your broker, bank or other nominee.

PROPOSALS TO BE VOTED UPON AT ANNUAL MEETING

Election of Directors (Proposal 1)

The Company's articles of organization provide that the Board shall be divided into three classes as nearly equal in number as possible, and that the members of each class are to be elected for a term of three years.

Directors continue to serve until their three-year term expires and until their successors are elected and qualified, unless they earlier reach the mandatory retirement age of 72, die, resign, or are removed from office. One class of directors is elected annually.

The Board or the Nominating and Corporate Governance Committee of the Board, which we sometimes refer to in this proxy statement as the nominating committee, selects director nominees to be presented for shareholder approval at the annual meeting, including the nomination of incumbent directors for reelection and the consideration of any director nominations submitted by shareholders. For information relating to the nomination of directors by our shareholders, see “Board of Directors Information - Shareholder Director Nominations” below.

All director candidates are evaluated in accordance with the criteria set forth in the Company's Governance Principles, which may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com)1, with respect to director qualifications. While the Board and the nominating committee have no specific policy with regard to the consideration of diversity for director nominees, in evaluating the qualifications of potential new directors the Board has historically considered a set of recruitment criteria intended to, based upon the characteristics of the then current Board, take Board diversity with respect to personal attributes and characteristics, professional experience, skills, and other qualifications into account in the director selection process.

The Board or the nominating committee has nominated Benjamin A. Gilmore, II, Eileen C. Miskell, Carl Ribeiro, John H. Spurr, Jr., and Thomas R. Venables, whom we refer to in this proxy statement as the board nominees, for reelection at the annual meeting to the class of directors whose terms will expire at the 2016 annual meeting. In nominating each of the board nominees for reelection, the Board or the nominating committee determined that the board nominees possess the specific experience, qualifications, attributes, and skills described below to serve as a director of a bank holding company such as the Company and a commercial bank such as Rockland Trust.

Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the reelection of the board nominees. Each of the board nominees has consented to serve, and we have no reason to believe that any of the board nominees will be unable to serve. If, however, any of the board nominees should not be available for election at the time of the annual meeting, it is the intention of the persons named as proxies to vote the shares to which the proxy relates, unless authority to do so has been withheld or limited in the proxy, for the election of such other person or persons as may be designated by the Board or, in the absence of such designation, in such other manner as they may, in their discretion, determine.

The Board therefore unanimously recommends that you vote
FOR the reelection of each of the board nominees. Proxies solicited by the Board will be so voted in the absence of direction to the contrary.

Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 2)

The audit committee has appointed the firm Ernst & Young LLP (“E&Y”) to serve as the Company's independent registered public accounting firm for 2013. While we are not required to have shareholders ratify the selection of E&Y as our independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter and is therefore submitting the selection of E&Y for ratification by shareholders as a matter of good corporate practice.

The following table shows the fees paid or accrued by us for professional services provided by E&Y during 2012 and 2011:

	2012	2011
Audit Fees	$686,689	$596,555
Audit-Related Fees (1)	79,044	74,500
Other (2)	1,280	—
Totals	$767,013	$671,055

(1) Audit-related fees are associated with the employee benefit plan, Housing and Urban Development audit and other subsidiary stand-alone audits.
(2) Other fees are associated with a subscription to an online research tool.

1 We have included references to the Rockland Trust website address at different points in this proxy statement as an inactive textual reference and do not intend it to be an active link to our website. Information contained on our website is not incorporated by reference into this proxy statement.

The audit committee has considered the nature of the other services provided by E&Y and determined that they are compatible with the provision of independent audit services. The audit committee has discussed the other services with E&Y and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002.

The Board recommends that shareholders vote in favor of ratifying E&Y as our independent registered public accounting firm. If shareholders do not ratify selection of our independent registered public accounting firm, the audit committee will reconsider the appointment of E&Y at the appropriate time. We anticipate, however, that there would be no change in our independent registered public accounting firm made this year if shareholders do not ratify the selection of E&Y because of the practical difficulty and expense associated with making such a change mid-year. Even if shareholders ratify the selection of E&Y the audit committee may, in its discretion, change our independent registered public accounting firm at any time if it determines that it would be in the best interests of the Company to do so.

An E&Y representative is expected to be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

The Board unanimously recommends that you vote FOR the ratification of the appointment of E&Y as the Company's independent registered public accounting firm. Proxies solicited by the Board will be so voted in the absence of direction to the contrary.

Advisory Vote on Executive Compensation (Proposal 3):

The Company is providing shareholders with an advisory (non-binding) vote on the compensation of our named executive officers (sometimes referred to as “say on pay”). Accordingly, you may vote on the following resolution at the 2013 annual meeting:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

This vote is nonbinding. The Board and the compensation committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.
As discussed in the Compensation Discussion and Analysis in this proxy statement, the Board of Directors believes that our compensation policies and procedures are designed to provide a strong link between executive officer compensation and our short and long-term performance. The objective of the Company's compensation program is to provide compensation which is competitive, variable based on our performance, and aligned with the long-term interests of shareholders. Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

The Board of Directors unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure. Proxies solicited by the Board will be so voted in the absence of direction to the contrary.

Other Matters

The proxy also confers discretionary authority with respect to any other business which may come before the annual meeting, including rules for the conduct of the meeting. The Board knows of no other matter to be presented at the meeting. It is the intention of the persons named as proxies to vote the shares to which the proxies relate according to their best judgment if any matters not included in this proxy statement come before the meeting.

BOARD OF DIRECTORS INFORMATION

For purposes of this proxy statement the ages of the board nominees, and our other directors, have been computed as of our annual meeting date.

The Board of the Company is currently comprised of the individuals listed below:

Board Nominees: Class II Directors (Term Expires in 2016) (Directors Continuing In Office):

Benjamin A. Gilmore, II. Age 65. Mr. Gilmore is a licensed professional engineer and for at least the last five years has been the President of Gilmore Cranberry Co., Inc., a cranberry grower in South Carver, Massachusetts. Mr. Gilmore is also an engineering consultant and a Quittacas Company LLC partner.  Mr. Gilmore served as a Director of Ocean Spray from 1989 to 2003, and was the Ocean Spray Board Chairman from 2002 to 2003.  Mr. Gilmore has served as a director of Rockland Trust and the Company since 1992.  Mr. Gilmore was previously appointed a director of Middleborough Trust Company in 1989 and served as director of that bank until 1992, when it was merged with and into Rockland Trust.  The Board or the nominating committee has determined that Mr. Gilmore is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of another bank.

Eileen C. Miskell. Age 55.  Ms. Miskell is a certified public accountant and for at least the last five years has been the Treasurer of The Wood Lumber Company, a lumber company based in Falmouth, Massachusetts. Ms. Miskell has served as a director of Rockland Trust and the Company since 2005. Ms. Miskell was previously appointed a director of Falmouth Bancorp, Inc., the holding company of Falmouth Bank, which was merged with and into the Company in 2004. Ms. Miskell, while a Falmouth Bancorp Director, served as the chair of its audit committee. The Board or the nominating committee has determined that Ms. Miskell is qualified to serve as a director based upon her prior service as a director of the Company and of Rockland Trust, her mature business judgment, her inquisitive and objective perspective, her familiarity with the communities that Rockland Trust serves, her prior service as a director of another bank, and her designation as a certified public accountant.

Carl Ribeiro. Age 66.  Mr. Ribeiro, for at least the last five years, has been the owner and President of Carlson Southcoast Corporation, a holding company for several food industry businesses based in New Bedford, Massachusetts. Mr. Ribeiro is also the Chairman of Famous Foods, an internet food distributor based in New Bedford, Massachusetts. Mr. Ribeiro has served as a director of Rockland Trust and the Company since 2008. Mr. Ribeiro was previously appointed a director of Slades Bank in 2005 and served as director of that bank and as the chair of its audit committee until 2008, when it was merged with and into Rockland Trust. Mr. Ribeiro also previously served as a director of Seacoast Financial Services Corporation and its wholly-owned subsidiary Compass Bank until 2004, and as the chair of its audit committee. The Board or the nominating committee has determined that Mr. Ribeiro is qualified to serve as a director based upon his prior service as a director of the

Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of other banks.

John H. Spurr, Jr. Age 66.  Mr. Spurr, for at least the last five years, has been the President of A.W. Perry, Inc., a real estate investment company in Boston, Massachusetts, and its wholly-owned subsidiary A.W. Perry Security Corporation. Mr. Spurr has served as a director of Rockland Trust since 1985 and as a director of the Company since 2000. The Board or the nominating committee has determined that Mr. Spurr is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, and his familiarity with the communities that Rockland Trust serves.

Thomas R. Venables.  Age 58.  Mr. Venables served as the President and CEO and as a director of Benjamin Franklin Bancorp, Inc. and its wholly-owned subsidiary Benjamin Franklin Bank from 2002 until 2009, when Benjamin Franklin Bancorp, Inc. was merged with and into the Company. Prior to 2002, Mr. Venables co-founded Lighthouse Bank of Waltham, Massachusetts in 1999 and served as its President and CEO and as a director. From 1998 to 1999, Mr. Venables was employed as a banking consultant with Marsh and McLennan Capital, Inc. He was employed by Grove Bank of Newton, Massachusetts from 1974 until it was acquired by Citizens Bank in 1997, serving as its President and CEO and as a director for the last 11 years of his tenure. Mr. Venables also serves as a director and President of the Rockland Trust Charitable Foundation, formerly known as the Benjamin Franklin Bank Charitable Foundation, an entity which is not affiliated with the Company or Rockland

Trust. Mr. Venables has served as a director of Rockland Trust and the Company since 2009. The Board or the nominating committee has determined that Mr. Venables is qualified to serve as a director based upon his prior service as a director of the
Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of other banks.

Class III Directors (Term Expires in 2014) (Directors Continuing In Office):

William P. Bissonnette.  Age 67.  Mr. Bissonnette is a retired certified public accountant. Mr. Bissonnette has, for at least a part of the last five years, been a partner in the firm of Little & Bissonnette, CPAs located in Holliston, Massachusetts. Mr. Bissonnette has served as a director of Rockland Trust and the Company since 2009. Mr. Bissonnette previously served as a director and Chair of the compensation committee of Benjamin Franklin Bancorp, Inc. and its wholly-owned subsidiary Benjamin Franklin Bank until 2009, when Benjamin Franklin Bancorp, Inc. was merged with and into the Company. The Board or the nominating committee has determined that Mr. Bissonnette is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, his prior service as a director of another bank, and his designation as a certified public accountant.

Daniel F. O'Brien.  Age 57.  Mr. O'Brien is a certified public accountant and, for at least the last five years, has been owner and president of O'Brien, Riley and Ryan, a CPA firm located in Braintree, Massachusetts. Mr. O'Brien is also the manager of State Street Wealthcare Advisors, LLC, a financial services company. Mr. O'Brien is also a practicing attorney. Mr. O'Brien has served as a director of Rockland Trust and the Company since 2009. Mr. O'Brien previously served as a director and member of the audit committee of Benjamin Franklin Bancorp, Inc. and its wholly-owned subsidiary Benjamin Franklin Bank until 2009, when Benjamin Franklin Bancorp, Inc. was merged with and into the Company. Mr. O'Brien also previously served as a director of Chart Bank until it was merged with and into Benjamin Franklin Bank, and served as chair of the Chart Bank audit committee. The Board or the nominating committee has determined that Mr. O'Brien is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, his prior service as a director of other banks, and his designation as a certified public accountant.

Christopher Oddleifson. Age 54. Mr. Oddleifson has served as President and Chief Executive Officer of Rockland Trust and the Company since 2003. From 1998 to 2002 Mr. Oddleifson was President of First Union Home Equity Bank, a national banking subsidiary of First Union Corporation in Charlotte, North Carolina. Until its acquisition by First Union, Mr. Oddleifson was the Executive Vice President, responsible for Consumer Banking, for Signet Bank in Richmond, Virginia. He has also worked as a management consultant for Booz, Allen and Hamilton in Atlanta, Georgia. Mr. Oddleifson has served as a director of Rockland Trust and the Company since 2003. The Board or the nominating committee has determined that Mr. Oddleifson is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, and his familiarity with the communities that Rockland Trust serves.

Robert D. Sullivan.  Age 71.  Mr. Sullivan has, for at least the last five years, been the President of Sullivan Tire Co, Inc., a retail and commercial tire and automotive repair service with locations throughout Massachusetts, Maine, New Hampshire, Connecticut and Rhode Island. Mr. Sullivan has served as a director of Rockland Trust since 1979 and as a director of the Company since 2000. The Board or the nominating committee has determined that Mr. Sullivan is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, and his familiarity with the communities that Rockland Trust serves.

Brian S. Tedeschi.  Age 63.  Mr. Tedeschi is a retired real estate developer and, for at least the last five years, has been a Director of Tedeschi Food Shops, Inc. Mr. Tedeschi has also been, for part of the last five years, the Chairman of the Board of Tedeschi Realty Corporation, a real estate development company in Rockland, Massachusetts. Mr. Tedeschi has served as a director of Rockland Trust since 1980 and as a director of the Company since 1991. The Board or the nominating committee has determined that Mr. Tedeschi is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, and his familiarity with the communities that Rockland Trust serves.

Class I Directors (Term Expires in 2015) (Directors Continuing In Office):

Donna L. Abelli.  Age 55. Ms. Abelli is a certified public accountant and, for at least the last five years, has been a Consulting Chief Financial Officer. Ms. Abelli was named Chairman of the Board of Rockland Trust and the Company on March 30, 2012 and has served as a director of Rockland Trust and the Company since 2005. Ms. Abelli has served on an interim basis as the Chief Financial Officer of publicly-traded companies and various private companies; as the Chief Financial Officer of a publicly-traded company, and, from 1998 to 1999, was the President of the Massachusetts Society of CPAs. Ms. Abelli also served as the Director of Administration of South Shore Stars, Inc., a non-profit early education and youth development organization until early January 2013. The Board or the nominating committee has determined that Ms. Abelli is qualified to serve as a director based upon her prior service as a director of the Company and of Rockland Trust, her mature business judgment, her inquisitive and objective perspective, her familiarity with the communities that Rockland Trust serves, her prior service as a chief financial officer of publicly-traded companies, and her designation as a certified public accountant.

Richard S. Anderson.  Age 71.  Mr. Anderson has, for at least the last five years, been the President and Treasurer of Anderson-Cushing Insurance Agency, Inc., an insurance broker in Middleborough, Massachusetts. Mr. Anderson has served as a director of Rockland Trust and the Company since 1992. Mr. Anderson was previously appointed a director of Middleborough Trust Company in 1980 and served as director of that bank until 1992, when it was merged with and into Rockland Trust. The Board or the nominating committee has determined that Mr. Anderson is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of another bank.

Kevin J. Jones.  Age 62. Mr. Jones has, for at least the last five years, been the Treasurer of Plumbers' Supply Company, a wholesale plumbing supply company, in Fall River, Massachusetts. Mr. Jones has served as a director of Rockland Trust since 1997 and as a director of the Company since 2000. Mr. Jones was previously appointed a director of Middleborough Trust Company in 1990 and served as director of that bank until 1992, when it was merged with and into Rockland Trust. The Board or the nominating committee has determined that Mr. Jones is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of another bank.

Richard H. Sgarzi.  Age 70.  Mr. Sgarzi is a retired cranberry grower. Mr. Sgarzi has been, for part of the past five years, the President and Treasurer of Black Cat Cranberry Corp., a cranberry grower in Plymouth, Massachusetts. Mr. Sgarzi has served as a director of Rockland Trust since 1980 and as a director of the Company since 1994. The Board or the nominating committee has determined that Mr. Sgarzi is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, and his familiarity with the communities that Rockland Trust serves.

John J. Morrissey.  Age 46.  Mr. Morrissey is a practicing attorney and is a founding partner of the Braintree, Massachusetts law firm Morrissey, Wilson, Zafiropoulos LLP, a boutique law firm practicing in the areas of litigation, bankruptcy and creditors' rights, and real estate. Mr. Morrissey has been a practicing attorney for at least the last five years. Mr. Morrissey currently serves as a member of the Massachusetts Board of Bar Overseer's Hearing Committee which investigates complaints of attorney misconduct and makes recommendations for discipline to the Supreme Judicial Court. Mr. Morrissey is Chairman of the Massachusetts Bar Association's Judicial Administration Section Council and serves on the Workplace Safety Task Force. Mr. Morrissey is a Life Fellow of the Massachusetts Bar Foundation, the charitable arm of the Massachusetts Bar Association, and serves as a member of the Grant Advisory Committee. Mr. Morrissey has served as a director of Rockland Trust and the Company since 2012. Mr. Morrissey previously served as a director of Central Bancorp,
Inc. and its wholly-owned subsidiary Central Co-operative Bank d/b/a Central Bank until November 2012, when Central
Bancorp, Inc. was merged with and into the Company. The Board or the nominating committee has determined that Mr.
Morrissey is qualified to serve as a director based upon his prior service as a director of the Company and Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities Rockland Trust serves, and his prior service as a director of another bank.

Corporate Governance Information

The Board has adopted governance principles, an audit committee charter, and written charters for all other Board committees, including the nominating committee and the compensation committee. Our governance principles, as well as the charter for each current committee of the Board and/or of Rockland Trust may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com). Our common stock ownership guidelines for directors are set forth in our governance principles. The Company has a written Code of Ethics to assist its directors, officers, and employees in adhering to their ethical and legal responsibilities. The current version of the Code of Ethics may also be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com).

Board Leadership Structure

The Board has, since 2003, named as its Chair a director who is not also the Chief Executive Officer of the Company or Rockland Trust and believes that such a leadership structure is appropriate to segregate the Board's oversight role from management of the Company and Rockland Trust. The Board provides oversight of the Chief Executive Officer and other management of the Company and Rockland Trust to insure that the long-term interests of shareholders are being served through 12 regularly scheduled meetings a year, and additional meetings when necessary or advisable, at which reports on the management and performance of the Company and Rockland Trust, including reports regarding liquidity, interest rate risk, credit quality, loan loss provision, regulatory compliance, and other risks are reviewed. The Board has also established the Board committees described below which regularly meet and report back to the Board on the responsibilities delegated to them. In addition to its general oversight role, the Board also: selects, evaluates, and compensates the Chief Executive Officer and oversees Chief Executive Officer succession planning; reviews, monitors, and, when necessary or appropriate, approves fundamental financial and business strategies and major corporate actions; assesses major risks facing the Company or Rockland Trust and options for their mitigation; and, maintains the integrity of financial statements and the integrity of compliance with law and ethics of the Company and Rockland Trust.

Shareholder Communications to Board

The Board will give appropriate attention to written communications on issues that are submitted by shareholders and will respond if and as appropriate. Absent unusual circumstances or as expressly contemplated by committee charters, the general counsel of the Company will (1) be primarily responsible for monitoring communications from shareholders and (2) will provide copies or summaries of such communications to the Board as he considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the general counsel of the Company considers to be important for the Board to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to the Board should submit them, in writing, to the General Counsel, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370.

Shareholder Director Nominations

In accordance with the Company's By-Laws and its Charter, the nominating committee considers director nominees submitted by shareholders. The Company's By-Laws require shareholders to submit director nominations to the Company not less than 75 days nor more than 125 days prior to the anniversary date of the immediately preceding annual meeting. The nomination must set forth the name, age, business address, residence address, occupation, and amount of common stock held by the director nominee, as well as the written consent of the nominee. The shareholder must also include his or her name, record address, and amount of common stock held in the nomination. The shareholder must make certain further representations, as set forth in the Company's By-Laws. Shareholders should submit any director nominations, in writing, to the Clerk, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370.

The nominating committee will, as stated in its charter, review any director nominations submitted by shareholders to determine if the nominees satisfy the following criteria set forth in the Board's governance principles with respect to qualifications for directors:

•
Directors should, as a result of their occupation, background, and/or experience, possess a mature business judgment that enables them to make a positive contribution to the Board. Directors are expected to bring an inquisitive and objective perspective to their duties. Directors should possess, and demonstrate through their actions on the Board, exemplary ethics, integrity, and values.

•
Directors will be ineligible to continue to serve on the Board once they attain the age of 72. Directors who attain the age of 72 during their elected term as a Director will retire from the Board upon reaching the age of 72.

•
Aside from any stock ownership requirements that are imposed by law, Directors are not required to own any minimum amount of the Company's common stock in order to be qualified for Board service. Director ownership of the Company's common stock, however, is strongly encouraged and all of our Directors currently own our common stock. Please refer to the section entitled “Stock Ownership and Other Matters” in this proxy statement for more information about the amount of common stock owned by our Directors.

•
While familiarity with the communities that Rockland Trust serves is one factor to be considered in determining if an individual is qualified to serve as a Director, it is not a controlling factor. It is the sense of the Board, however, that a significant portion of the Directors should represent or be drawn from the communities that Rockland Trust serves.

•
Customers of Rockland Trust, if otherwise qualified, may be considered for Board membership. A customer relationship, however, will be a secondary criteria considered in evaluating a Director candidate in addition to other relevant considerations.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Directors should offer their resignation in the event of any significant change in circumstances that renders them incapable of performing their duties.

Shareholder Proposals for Next Annual Meeting

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2014 Annual Meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any shareholder who wishes to present a proposal for consideration by all of the Company's shareholders at the 2014 Annual Meeting will be required, pursuant to Rule 14a-8, to deliver the proposal to the Company no later than December 4, 2013. In the event the Company receives notice of a shareholder proposal to take action at next year's annual meeting of shareholders that is not submitted for inclusion in the Company's proxy material, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Company to its shareholders intend to exercise their discretion to vote on the shareholder proposal in accordance with their best judgment if notice of the proposal is not received at the Company's principal executive offices by February 17, 2014. Please forward any shareholder proposals, in writing, to the Clerk, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370.

Director Attendance at Annual Shareholder Meeting and Meetings of the Board and its Committees

It is our policy that, to the extent possible, all directors attend the annual shareholder meeting. All of our current directors who served on the Board at that time attended last year's annual shareholder meeting.

During the prior calendar year, the Boards of the Company and Rockland Trust had 14 concurrent meetings. All directors attended at least 75% of the meetings of our Board during the prior calendar year.

The Boards of the Company and Rockland Trust have standing executive, audit, compensation, and nominating committees. The Rockland Trust Board also has a standing trust committee. All Board committees operate under a written charter approved by the Board which describes the committee's role and responsibilities. The charter for each Board committee may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com).

Directors' membership on Board committees as of the end of the prior calendar year was as noted below. In addition to the three permanent members of the executive committee, three directors serve as rotating members of the executive committee for a three-month term, with the term of each rotating director staggered so that a new director rotates on and off of the committee each month. The following table provides 2012 membership and meeting information for each of the standing committees of the Company's Board:

Name	Executive	Audit	Compensation	Nominating
Mr. Jones	☒		¤	¤
Mr. Oddleifson	¤
Ms. Abelli	¤		¤	¤
Mr. Anderson	☐			☒
Mr. Bissonnette	☐
Mr. Gilmore	☐		☒
Ms. Miskell	☐	☒	¤	¤
Mr. Morrissey	☐
Mr. O'Brien	☐	¤
Mr. Ribeiro	☐	¤
Mr. Sgarzi	☐
Mr. Spurr	☐
Mr. Sullivan	☐	❖
Mr. Tedeschi	☐
Mr. Venables	☐
Total Meetings Held In 2012	23 meetings	4 meetings	10 meetings	0 meetings

☒     Chairman of Committee
❖         Vice Chairman of Committee
¤        Committee Member
☐        Committee Member, Rotating Basis

All directors attended at least 75% of the committee meetings of the Board during the prior calendar year of which they were members.

Director Cash and Equity Compensation

Non-employee directors of the Company and Rockland Trust receive both cash and equity compensation as described below. Board compensation is reviewed by comparison to peer institutions using publicly available information. Director compensation is designed to attract and retain persons who are well qualified to serve as directors of the Company and Rockland Trust.

Director Cash Compensation

Non-employee directors of the Company and Rockland Trust receive cash compensation in the form of annual retainers and Board and committee meeting fees. Total cash director compensation depends upon whether a director served as Chair of the Board or one of its committees, whether a director served as a permanent or rotating executive committee member, and upon the number of Board and committee meetings a director attended. Cash compensation is paid to each non-employee director in arrears, twice a year, in an amount equal to one-half of the annual retainer plus the meeting fees then due.

The annual retainers for non-employee directors of the Company and of Rockland Trust during the prior calendar year were as follows:

Position	Annual Retainer
Chairman of Board	$37,000
Chairman of Executive Committee	$32,000
Chairman Audit Committee	$22,000
Vice Chairman Audit Committee	$22,000
Chairman Compensation Committee	$22,000
Chairman Nominating & Governance Committee	$22,000
Chairman Trust Committee	$22,000
Rotating Executive Committee Member	$19,000

Board meeting fees during the prior calendar year were $1,000 per meeting for the Chairman and all other directors. Committee meeting fees during the prior calendar year were $1,250 per meeting for the audit committee and $1,000 per meeting for all other Board committees.

In January of this year, based upon an analysis of peer group data, the Board voted to make no change to Board meeting and Board Committee meeting fees, and to increase annual retainers, effective as of this calendar year, as follows:

Position	Annual Retainer
Chairman of Board	$41,000
Chairman of Executive Committee	$36,000
Chairman Audit Committee	$26,000
Vice Chairman Audit Committee	$26,000
Chairman Compensation Committee	$26,000
Chairman Nominating & Governance Committee	$26,000
Chairman Trust Committee	$26,000
Rotating Executive Committee Member	$23,000

The Company has established a Deferred Compensation Program that permits non-employee directors who choose to participate to defer all or any portion of the cash compensation they would otherwise receive. Directors who choose to participate in the Deferred Compensation Program have all, or a designated portion, of the cash compensation they would otherwise receive invested in the Company's common stock. Distributions, in the form of the Company's common stock, are made to directors who choose to participate in the Deferred Compensation Program following their departure from the Board. During the past year the following directors chose to defer some or all of their cash compensation pursuant to the Deferred Compensation Program: Director Jones - 100% deferred and Director Ribeiro - 40% deferred.

No additional fees were paid to any member of the compensation committee or nominating committee for attendance at committee meetings if they were held concurrently with meetings of the executive committee and/or Board.

No fees were paid to any director who was an employee of the Company or Rockland Trust for attendance at any Board or Board committee meetings.

Director Equity Compensation

In May 2010, the Company's shareholders approved the 2010 Non-Employee Director Stock Plan (the “2010 Director Stock Plan”), which provided that:

•
Each person who becomes a Non-Employee Director at any time following the 2010 Annual Shareholders Meeting shall, on the first anniversary of his or her election, automatically and without further action be granted a non-statutory stock option to purchase 5,000 shares of common stock.

•
Following each annual shareholders meeting after 2010, each Non-Employee Director who serves on the Board of the Company and/or Rockland Trust at any point during the calendar year of that annual meeting shall be granted either (A) a restricted stock award in an amount of shares of common stock not to exceed 1,500 and with a range for time vesting of between three and five years from the date of grant, (B) a non-statutory stock option to purchase not more than 3,000 shares of common stock, subject to adjustment, substitution and vesting pursuant to the 2010 Director Stock Plan, or (C) a combination of restricted stock awards and non-statutory stock options. Such awards shall be made subject to the discretion of the compensation committee as set forth in the 2010 Director Stock Plan.

In May of last year each Non-Employee Director was granted, pursuant to the 2010 Director Stock Plan, a restricted stock award for 1,000 shares of common stock vesting five years from the date of grant, or earlier if the director ceases to be a director for any reason other than cause such as, for example, by retirement.

In November 2012, John J. Morrissey was granted, pursuant to the 2010 Director Stock Plan, a restricted stock award for 1,000 shares of common stock vesting five years from the date of grant, or earlier if he ceases to be a director for any reason other than cause such as, for example, by retirement.

Director Compensation Table

The following table summarizes the cash and equity compensation paid to non-employee directors during the prior calendar year:

					Change in
					Pension
				Non-	Value and
	Fees			Equity	Nonqualified
	Earned			Incentive	Deferred	All Other
	or Paid	Stock	Option	Plan	Compensation	Compensation
Name	in Cash (1)	Awards (2)	Awards	Compensation	Earnings	(3)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Donna L. Abelli	$62,500	$27,625	n/a	n/a	n/a	$3,571	$93,696
Richard S. Anderson	$42,000	$27,625	n/a	n/a	n/a	$3,571	$73,196
William P. Bissonnette	$39,000	$27,625	n/a	n/a	n/a	$2,999	$69,624
Benjamin A. Gilmore, II	$49,000	$27,625	n/a	n/a	n/a	$3,571	$80,196
Kevin J. Jones	$69,000	$27,625	n/a	n/a	n/a	$3,571	$100,196
Eileen C. Miskell	$54,250	$27,625	n/a	n/a	n/a	$3,571	$85,446
John J. Morrissey	$12,500	$28,025	n/a	n/a	n/a	$210	$40,735
Daniel F. O'Brien	$44,000	$27,625	n/a	n/a	n/a	$2,999	$74,624
Carl Ribeiro	$48,000	$27,625	n/a	n/a	n/a	$3,411	$79,036
Richard H. Sgarzi	$38,000	$27,625	n/a	n/a	n/a	$3,571	$69,196
John H. Spurr, Jr.	$38,000	$27,625	n/a	n/a	n/a	$3,571	$69,196
Robert D. Sullivan	$46,000	$27,625	n/a	n/a	n/a	$3,571	$77,196
Brian S. Tedeschi	$38,000	$27,625	n/a	n/a	n/a	$3,571	$69,196
Thomas J. Teuten	$17,250	$27,625	n/a	n/a	n/a	$1,240	$46,115
Thomas R. Venables	$47,000	$27,625	n/a	n/a	n/a	$2,999	$77,624

(1) Column (b) reflects the total fees earned or paid in cash for directors. As noted above, during the past year Directors Jones and Ribeiro chose to defer some or all of their cash compensation pursuant to the Deferred Compensation Program.

(2) The amounts in column (c) represent the grant date fair value of the restricted stock awards granted to directors calculated in accordance with Financial Accounting Standards Board ("FASB") Topic 718, excluding the impact of estimated forfeitures. No director awards were forfeited during the year.

As of the end of the prior calendar year, the aggregate number of restricted stock awards and stock option awards for each non-employee director was as follows:

Name	Aggregate Outstanding Restricted Stock Awards per Director	Aggregate Outstanding Stock Option Awards per Director

Donna L. Abelli, Eileen C. Miskell and Carl Ribeiro	3,700	5,500
Richard S. Anderson, Benjamin A. Gilmore II, Richard H. Sgarzi, Robert D. Sullivan and Brian S. Tedeschi	3,700	3,500
Kevin J. Jones and John H. Spurr, Jr.	3,700	2,500
William P. Bissonnette, Daniel F. O'Brien and Thomas R. Venables	3,300	5,500
John J. Morrissey	1,000	—

(3) Column (g) reflects the dividends paid to directors in 2012 on their unvested restricted stock.

Report of the Audit Committee2

Each member of the audit committee is “independent” as defined under Section 10A(m)(3) of the Exchange Act, the rules and regulations of the SEC thereunder, and the listing standards of the NASDAQ Stock Market. In addition, the Board has determined that the audit committee has two members who each qualify as an “audit committee financial expert” as defined in regulations issued pursuant to the Sarbanes-Oxley Act of 2002. The two members who each qualify as an “audit committee financial expert” are Eileen C. Miskell, CPA, Chair of the audit committee, and Daniel F. O'Brien, CPA.

The audit committee operates under a written charter adopted and approved by the Board. The audit committee charter sets forth the audit services, audit-related services, and tax services which the audit committee has pre-approved our independent registered public accounting firm to perform up to a maximum fee of $10,000 and the authority which the Board has granted to the audit committee chair to pre-approve the performance of any services by our independent registered public accounting firm in the interval between audit committee meetings. The current audit committee charter may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com).

The audit committee is responsible for providing independent, objective oversight of our audit process and for monitoring our accounting, financial reporting, data processing, regulatory, and internal control functions. One of the audit committee's primary responsibilities is to enhance the independence of the audit function, thereby furthering the objectivity of financial reporting. Accordingly, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm, who must report directly to the audit committee. The audit committee regularly meets privately with our independent registered public accounting firm, which has unrestricted access to the audit committee. The other duties and responsibilities of the audit committee are to: (1) oversee and review our financial reporting process and internal control systems; (2) evaluate our financial performance, as well as our compliance with laws and regulations; (3) oversee management's establishment and enforcement of financial policies; and (4) provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, the internal audit department and the Board, including the resolution of any disagreements that may arise regarding financial reporting.

The audit committee has:

•
received the written disclosures and letter from E&Y required by the Public Company Accounting Oversight Board, has discussed the independence of E&Y and considered whether the provision of non-audit services by E&Y is compatible with maintaining auditor independence, and has satisfied itself as to the independence of E&Y;

•
reviewed and discussed our audited, consolidated financial statements for the fiscal year ended December 31, 2012 with our management and E&Y, our independent registered public accounting firm, including a discussion of the quality and effect of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•
discussed the matters required by Statement on Auditing Standards No. 114 (The Auditor's Communication with Those Charged with Governance) with E&Y, including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of E&Y regarding the reasonableness of those estimates; and

•
met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

2 This report, and the compensation committee report below, shall not be deemed to be incorporated by reference into any of our previous filings with the SEC and shall not be deemed incorporated by reference into any of our future SEC filings irrespective of any general incorporation language therein.

Based on the review and discussions noted above, the audit committee has voted to include our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Submitted by:
Eileen C. Miskell, CPA, Chair
Robert D. Sullivan, Vice-Chair
Daniel F. O'Brien, CPA
Carl Ribeiro
Audit Committee
Independent Bank Corp.

Compensation Committee Interlocks and Insider Participation

Directors Gilmore, Jones, and Miskell served as members of the compensation committees of the Company and Rockland Trust during all of 2012. Chairman Abelli became a member of the compensation committee in May 2012. No current or former executive officer or other employee of the Company or of Rockland Trust served on the compensation committees of either the Company or Rockland Trust. No director or executive officer of the Company or Rockland Trust served on the compensation committee of any other entity which determined whether to award compensation to any director or executive officer. No member of the compensation committee of the Company or Rockland Trust had any relationship with the Company or Rockland Trust during 2012 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

Related Party Transactions

Since January 1, 2012, neither the Company nor Rockland Trust has been a party to any transaction or series of transactions in which the amount involved exceeded $120,000 and which any director, executive officer, or holder of more than 5% of our stock, or any member of the immediate family of any such person, had or will have a direct or indirect material interest other than: standard compensation arrangements described below under “Executive Officer Information”; and the transactions described below.

During 2012 Rockland Trust paid approximately $782,031 in rent and other charges for office space in Brockton, Massachusetts to a landlord known as the Brophy Randolph LLC pursuant to a written lease. Trusts established for the children of Director Kevin J. Jones collectively have a twenty-five percent (25%) ownership interest in the Brophy Randolph LLC. Director Jones does not own any portion of, or control, the Brophy Randolph LLC.

During 2012 Rockland Trust paid approximately $132,253 in rent or other charges pursuant to a written lease to a landlord known as the MFS Realty Trust, a Massachusetts nominee realty trust, for a bank branch location in Plymouth. Director Robert D. Sullivan is one of the Trustees of the MFS Realty Trust. Director Sullivan does not currently have a direct beneficial interest in the MFS Realty Trust.

In the opinion of management of the Company, the terms of the foregoing transactions were no less favorable to the Company than those it could have obtained from an unrelated party providing comparable premises or services.

Pursuant to various regulatory requirements and other applicable law, the Board of Rockland Trust must approve certain extensions of credit, contracts, and other transactions between Rockland Trust and any director or executive officer. The Board has adopted a written policy, and Rockland Trust has established written procedures, to implement these requirements which state, in essence, that any transaction between Rockland Trust and any director or executive officer, or any of their immediate family members must be made on terms comparable to those which Rockland Trust would reach with an unrelated, similarly situated third-party and must be approved in advance by a Board vote. Rockland Trust's General Counsel and Rockland Trust's designated Federal Reserve Bank Regulation O officer share responsibility for oversight and implementation of the Board policy and Rockland Trust procedures for review of related party transactions, which are typically applied to extensions of credit and any other financial transaction of a material nature between Rockland Trust and any director or executive officer. Any director or executive officer involved in such a transaction leaves the meetings while the Board considers and votes upon the transaction.

Some of the directors and executive officers of the Company, as well as members of their immediate families and the companies, organizations, trusts, and other entities with which they are associated are, or during 2012 were, also customers of Rockland Trust in the ordinary course of business, or had loans outstanding during 2012. It is anticipated that such persons and their associates will continue to be customers of and indebted to Rockland Trust in the future. All such loans were made in the ordinary course of business, did not involve more than normal risk of collectability or present other unfavorable features, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with unaffiliated persons and, where required by law, were prior approved by the Rockland Trust Board. None of these loans to directors, executive officers, or their associates are nonperforming.

Director Independence

NASDAQ rules, and our governance principles, require that at least a majority of our Board be composed of “independent” directors. Mr. Oddleifson, who is the President and CEO of the Company and of Rockland Trust, and Mr. Morrissey, whose father was an officer of Central Bancorp, Inc. and Central Co-operative Bank d/b/a Central Bank and whose father is party to a consulting and non-competition agreement with Rockland Trust, are the only directors not currently considered to be “independent” directors. All other directors of the Company and of Rockland Trust are “independent” within the meaning of both the NASDAQ rules and our own corporate governance principles. Thirteen of our fifteen directors, therefore, are currently “independent” directors.

None of our directors are members of board of directors of any other publicly-traded company. Our formal position on the time which directors must be willing to devote to their duties is set forth in our governance principles.

EXECUTIVE OFFICER INFORMATION

Current Executive Officers

The Executive Officers of the Company and Rockland Trust, and their ages as of our annual meeting date, currently are:

Christopher Oddleifson.  Age 54. Mr. Oddleifson has served as President and Chief Executive Officer of Rockland Trust and the Company since 2003. From 1998 to 2002 Mr. Oddleifson was President of First Union Home Equity Bank, a national banking subsidiary of First Union Corporation in Charlotte, North Carolina. Until its acquisition by First Union, Mr. Oddleifson was the Executive Vice President, responsible for Consumer Banking, for Signet Bank in Richmond, Virginia. He has also worked as a management consultant for Booz, Allen and Hamilton in Atlanta, Georgia.

Raymond G. Fuerschbach.  Age 62.  Mr. Fuerschbach has served as Senior Vice President and Director of Human Resources of Rockland Trust since April 1994. Prior thereto, Mr. Fuerschbach had been Vice President and Human Resource Officer of Rockland Trust since November 1992. From January 1991 to October 1992, Mr. Fuerschbach served as Director of Human Resources for Cliftex Corp., New Bedford, Massachusetts, a tailored clothing manufacturer, and served in the same capacity for Chesebrough-Ponds, Inc., Health-Tex Division, Cumberland, Rhode Island from 1987 to 1991.

Edward F. Jankowski.  Age 62. Mr. Jankowski has served as the Director of Residential Lending of Rockland Trust since 2012 and as the Chief Technology and Operations Officer of Rockland Trust since November 2004. From October 2003 to November 2004, Mr. Jankowski was Chief Risk Officer of the Company and of Rockland Trust. From November 2000 to October 2003, Mr. Jankowski was Chief Internal Auditor of the Company and Rockland Trust. Prior thereto, Mr. Jankowski served as Senior Vice President of North Shore Bank, Peabody, Massachusetts from 1995 to 2000. From 1985 to 1994, Mr. Jankowski was Senior Vice President of Multibank Service Corp., a subsidiary of Multibank Financial Corp., Dedham, Massachusetts.

Jane L. Lundquist.  Age 59.  Ms. Lundquist is currently the Executive Vice President, Director of Retail Banking, Business Banking, and Home Equity Lending of Rockland Trust. Ms. Lundquist has served as the Executive Vice President, Director of Retail Banking of Rockland Trust since July 2004. Prior to joining Rockland Trust Ms. Lundquist served as the President and Chief Operating Officer of Cambridgeport Bank in Cambridge, Massachusetts, and also as President of its holding company, Port Financial Corp.

Gerard F. Nadeau.  Age 54.  Mr. Nadeau has served as the Executive Vice President, Commercial Lending of Rockland Trust since July 1, 2007. Mr. Nadeau has worked at Rockland Trust in a variety of capacities since 1984, most recently serving as a Senior Vice President of Commercial Lending from 1992 until 2007.

Edward H. Seksay.  Age 55. Mr. Seksay has served as General Counsel of the Company and of Rockland Trust since July 2000. Mr. Seksay is also the Manager of Rockland Trust's New Markets Tax Credit Program. Mr. Seksay is a graduate of Suffolk University Law School, where he was Editor-In-Chief of the Law Review. Prior to joining the Company and Rockland Trust, Mr. Seksay was with the Boston, Massachusetts law firm Choate, Hall & Stewart from 1984 to 1991 and with the Boston, Massachusetts law firm Heller, Levin & Seksay, P.C. from 1991 to 2000.

Denis K. Sheahan. Age 48.  Mr. Sheahan has served as Chief Financial Officer of the Company and Rockland Trust since May 2000. From July 1996 to May 2000, Mr. Sheahan was Senior Vice President and Controller of the Company and Rockland Trust. Prior thereto, Mr. Sheahan served as Vice President of Finance of BayBanks, Inc., Boston, Massachusetts.

The term of office of each executive officer of the Company extends until the first meeting of our Board following the annual meeting of our shareholders and/or until his/her earlier termination, retirement, resignation, death, removal, or disqualification. The term of office of each executive officer of Rockland Trust extends until his/her termination, retirement, resignation, death, removal, or disqualification. Other than the employment agreements with Mr. Oddleifson, Mr. Fuerschbach, Mr. Jankowski, Ms. Lundquist, Mr. Nadeau, Mr. Seksay, and Mr. Sheahan, there are no arrangements or understandings between any executive officer and any other person pursuant to which such person was elected as an executive officer.

Relationship Between Compensation Policies And Risk

Rockland Trust sometimes uses variable cash incentive compensation programs and/or plans to reward and incent employee performance and retain top talent. A detailed financial analysis of any potential cash incentive compensation program or plan is performed prior to its adoption. Our cash incentive programs and plans typically establish maximum awards, evaluate whether risk management and compliance results are satisfactory in determining whether to make an award, and reserve the ability to lower any cash award otherwise payable to zero in the sole discretion of management (and in the sole discretion of the Board, in the event of programs or plans applicable to executive officers). Any cash incentive compensation program or plan of a material nature is reported to the compensation committee and to the Board of Directors. The Company does not believe that the incentive compensation or other policies and practices of the Company and of Rockland Trust are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis that immediately follows this report with management and, based upon that review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference, also in our Annual Report on Form 10-K.

Submitted by:
Benjamin A. Gilmore, II, Chair
Donna L. Abelli
Kevin J. Jones
Eileen C. Miskell
Compensation Committee
Independent Bank Corp.

Compensation Discussion and Analysis

Executive Compensation Summary

Our executive compensation program is designed to attract, retain, and motivate executive officers to achieve our operating goals and strategic objectives. We have adopted a pay-for-performance approach that is intended to align the interests of our executive officers with those of our shareholders, with the ultimate goal of improving long-term shareholder value. The executive compensation program of Rockland Trust typically has four primary components: base salary, annual cash incentive compensation, long-term equity-based compensation, and benefits.

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Base salaries are intended to be competitive relative to similar positions at peer institutions in order to provide Rockland Trust with the ability to attract and retain executives with a broad, proven track record of performance.

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The use of variable annual cash incentive compensation or discretionary bonuses is designed to provide a competitive cash payment opportunity based both on individual behavior and the Company's overall financial performance. The opportunity for a more significant award increases when both the Company and the employee achieve higher levels of performance. The Company grants cash incentive compensation pursuant to a non-equity incentive plan or by granting discretionary cash bonuses.

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Our long-term equity-based compensation incentive plan is generally made available to selected groups of individuals, including our executive officers, in the form of stock options and/or restricted stock. Equity awards are intended to link executive officer financial outcomes to performance that maximizes long term shareholder returns and are designed to encourage officer retention.

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To remain competitive in the market for a high caliber management team and to ensure stability and continuity in leadership, Rockland Trust provides to its CEO and certain named executive officers certain fringe benefits, such as retirement programs, medical plans, life and disability insurance, use of company owned automobiles, and employment agreements. The compensation committee periodically reviews fringe benefits made available to executive officers to ensure that they are competitive with market practice.

The compensation committee strives to balance short-term and long-term Company performance and shareholder returns in establishing performance criteria. Performance criteria reflect fiscal year budgets, strategic objectives, competitive peer performance, and economic, regulatory, industry and other relevant factors. The compensation committee evaluates executive compensation against performance criteria and competitive executive pay practices before determining changes in base salary, the amount of any incentive payments, discretionary bonuses, stock option awards, restricted stock awards, and other benefits.

Compensation Committee - Composition and Responsibility

The Board has determined that all members of the compensation committee are independent directors in accordance with NASDAQ rules. There are currently four directors who serve on the compensation committee: Director Gilmore as Chair, and Directors Abelli, Jones and Miskell.

The compensation committee operates under a written charter approved by the Board. The current compensation committee charter may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com). The compensation committee has, as stated in its charter, two primary responsibilities: (i) assisting the Board in carrying out its responsibilities in determining the compensation of the CEO and executive officers of the Company and Rockland Trust; and (ii) establishing compensation policies that will attract and retain qualified personnel through an overall level of compensation that is comparable to, and competitive with, others in the industry and in particular, peer financial institutions.

The compensation committee, subject to the provisions of our Amended And Restated 2005 Employee Stock Plan, also has authority in its discretion to determine the employees of the Company and Rockland Trust to whom stock options and/or restricted stock awards shall be granted, the number of shares to be granted to each employee, and the time or times at which options and/or restricted stock awards should be granted. The CEO makes recommendations to the compensation committee about equity awards to the employees of the Company and Rockland Trust (other than the CEO). The compensation committee also has authority to interpret our Amended and Restated 2005 Employee Stock Plan and to prescribe, amend, and rescind rules and regulations relating to it.

The CEO reviews the performance of the executive officers of the Company and Rockland Trust (other than the CEO) and, based on that review, the CEO makes recommendations to the compensation committee about the compensation of executive officers (other than the CEO). The CEO does not participate in any deliberations or approvals by the compensation committee or the Board with respect to his own compensation. The compensation committee makes recommendations to the Board about all compensation decisions involving the CEO and the other executive officers of the Company and Rockland Trust. The Board reviews and votes to approve all compensation decisions involving the CEO and the executive officers of the Company and Rockland Trust. The compensation committee and the Board use summaries of proposed overall short and long-term compensation, summaries of compensation decisions made in past years, and competitive survey data showing current and historic elements of compensation, and other relevant information when reviewing executive officer and CEO compensation.

The compensation committee has in the past year and in recent years been assisted and advised in its work by the following external executive compensation consultants:

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The HayGroup has been engaged directly by the compensation committee. The compensation committee has historically directed the HayGroup to analyze salary ranges using the Hay proprietary method, to provide market-based information about annual merit increases, and to provide recommendations for equity compensation and other compensation matters. In 2012 the compensation committee retained the HayGroup to perform a total compensation review of the competitiveness of the compensation program for Rockland Trust's executive leadership team, a group which includes the CEO, the CFO, and all other executive officers. After comparing the Company's executive compensation to the HayGroup's database and the peer proxy group, the HayGroup reported that direct compensation is competitive in the aggregate and that executive compensation packages are well within market norms.

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Towers Watson has been engaged directly by the compensation committee. The compensation committee has historically directed Towers Watson to provide advice regarding annual cash incentive programs, total compensation, peer group comparisons, and plan design.

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Sentinel Benefits has been engaged directly by the compensation committee to provide actuarial and retirement plan design advisory services. Sentinel Benefits has also been engaged directly by management to provide actuarial services to assist with benefit plan accruals and related matters.

No compensation consultant engaged by the compensation committee received more than $120,000 during 2012 for any additional services rendered to the Company or its affiliates. None of the work performed by any compensation consultant engaged by the compensation committee has raised any conflict of interest.

The compensation committee has also reviewed publicly available materials and information derived from the following sources to assist in its work:

•	Kenexa- Kenexa provides an online database gathered from proxy statements and annual reports in the financial services industry.

•	Towers Watson Data Services - The bank is a participant in the Towers Watson Financial Institutions Compensation report, and utilizes this survey data for comparison purposes.

From time to time, the compensation committee may delegate authority to fulfill various functions of administering the Company's plans to our employees. Currently, it delegates administration of retirement plans to the Retirement Committee, a group comprised of our Director of Human Resources Mr. Fuerschbach, our Chief Financial Officer Mr. Sheahan, and our General Counsel Mr. Seksay, who have the appropriate expertise, experience, and background to oversee the administration of our retirement plans. While retirement plan administration has been delegated, the Board and the compensation committee determine the nature and amount of executive officer retirement benefits.

Compensation Philosophy

The compensation philosophy of the Company and Rockland Trust rests on two principles:

•	Total compensation should vary with our performance in achieving financial and non-financial objectives; and

•	Long-term incentive compensation should be closely aligned with the interests of shareholders.

The Company has therefore adopted a “pay for performance” approach that offers a competitive total rewards package to help create long-term value for our shareholders. In designing compensation programs, and making individual recommendations or decisions, the compensation committee focuses on:

•	Aligning the interests of executive officers and shareholders;

•	Attracting, retaining, and motivating high-performing employees in the most cost-efficient manner; and

•	Creating a high-performance work culture.

The Company's compensation program reflects a mix of stable and at risk compensation, designed to fairly reward executive officers and align their interests with those of shareholders in an efficient manner. Each element of the Company's compensation program is intended to provide employees with a pay opportunity that is externally competitive and which recognizes individual contributions.

The Company has considered the result of the most recent shareholder “say-on-pay” advisory vote in determining compensation policies and decisions. Of the shares voting or abstaining on last year's say-on-pay proposal, ninety-four percent (94%) voted in favor, five and three fifths of a percent (5.6%) voted against, and four tenths of a percent (0.4%) abstained from voting. In light of this strong stockholder support, the Company determined to continue to focus on “pay for performance” in its approach to executive officer compensation and to retain the basic elements of the Company's compensation program supporting that approach as described in this “Compensation Discussion and Analysis.”

Use of Peer Groups and Survey Information

The Company periodically reviews executive officer total compensation against a peer group. The compensation committee periodically assesses the relevancy of the companies within the peer group and makes changes when appropriate. Banks selected as peers for compensation purposes are public and actively traded banks of comparable asset size with lending balances substantially consisting of commercial loans. Banks located primarily in the New York City market are excluded from the peer group, as New York metropolitan compensation practices are not directly comparable. The following companies are currently included in the peer group:

Beneficial Mutual Bancorp Inc.
Berkshire Hills Bancorp Inc.
Boston Private Financial Holdings Inc.
Brookline Bancorp Inc.
Community Bank System Inc.
Dime Community Bancshares Inc.
First Commonwealth Financial Corp /PA
Flushing Financial Corp.
F.N.B. Corporation
Investors Bancorp Inc.
Kearny Financial Corp
Lakeland Bancorp Inc.
National Penn Bancshares Inc.
Northwest Bancshares Inc.
NBT Bancorp Inc.
Provident Financial Services Inc.
Provident New York Bancorp
S&T Bancorp Inc.
Sun Bancorp Inc /NJ
Tompkins Financial Corp.
TrustCo Bank Corp NY
Washington Trust Bancorp Inc.

In addition to reviewing information from the peer group, the compensation committee evaluates executive compensation by reviewing national and regional surveys that cover a broader group of companies.

Compensation Program Elements

Base Salary

Rockland Trust has utilized the Hay Group proprietary job evaluation methodology in establishing competitive salary ranges and midpoints for the executives and officers of Rockland Trust. Hay conducts market analyses of cash compensation within the banking industry and uses its proprietary job evaluation process to recommend salary midpoints and ranges that reflect competitive factors and maintain internal equity. Hay makes annual recommendations to the compensation committee regarding market-based changes to salary ranges and merit increase programs. Adjustments to executive salary ranges were made based on Hay's recommendations for 2013.

In February 2013 performance evaluations for 2012 of Mr. Oddleifson, and the other executive officers were completed. In February 2013 the Board approved base salary increases for all executive officers based upon the recommendations of the compensation committee which were derived from: in the case of the executive officers other than Mr. Oddleifson, the evaluation of their performance by Mr. Oddleifson and, in the case of Mr. Oddleifson, the evaluation of Mr. Oddleifson's performance by the Board.

Annual Cash Incentive Compensation

In April 2012 the Board approved an executive officer performance incentive plan for use in 2012 (the “Executive Incentive Plan”). The Board administered the Executive Incentive Plan, based upon the recommendations of the Compensation Committee. All determinations regarding the achievement of any performance goals, the achievement of individual performance goals and objectives, and the amount of any individual awards were made by the Board. The Executive Incentive Plan expressly reserved the Board's right, in its sole and absolute discretion, to reduce, including a reduction to zero, any award otherwise payable.

The Executive Incentive Plan created a cash incentive program based upon the Company's financial performance, with awards determined as follows:

•	The award for the CEO Oddleifson was determined by the product of the CEO's Target Award multiplied by the combined Bank and Peer Performance Adjustment Factors;

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Awards for the executive officers other than the CEO were determined by the product of the participant's Target Award multiplied by the Bank and Peer Performance Adjustment Factors and by the participant's Individual Performance Adjustment Factor.

The award payable to any participant, therefore, could have been less than or more than the Target Award, depending upon: the Company's performance against the criteria used to determine the Bank and Peer Performance Adjustment Factors; in the case of executive officers other than the CEO, the Individual Performance Adjustment Factor; and, any exercise of Board discretion in accordance with the Executive Incentive Plan.

The Executive Incentive Plan defines “Target Award” as an executive officer's base salary on November 1, 2012 multiplied by a target percentage, as follows:

Executive Officer	Target Percentage
Christopher Oddleifson	Fifty-Five Percent (55%)
Raymond G. Fuerschbach	Thirty Percent (30%)
Edward F. Jankowski	Thirty Percent (30%)
Jane L. Lundquist	Thirty-Five Percent (35%)
Gerard F. Nadeau	Thirty-Five Percent (35%)
Edward H. Seksay	Thirty Percent (30%)
Denis K. Sheahan	Thirty-Five Percent (35%)

The Executive Incentive Plan requires a Target Award to be multiplied by the combined Bank and Peer Performance Adjustment Factors, a result derived from adding together the Bank Performance Adjustment Factor and the Peer Performance Adjustment Factor as described below.

The Executive Incentive Plan determines the Bank Performance Adjustment Factor within a specified range defined by the Company's performance with respect to Operating Earnings per Share, defined as net income as reflected on the Company's audited consolidated statement of income adjusted upwards or downwards as determined by the compensation committee for the after-tax effect of material non-recurring items. The range of the Bank Performance Adjustment Factor set forth in the Executive Incentive Plan is as follows:

	Threshold	Target	Maximum
CEO Range for Bank Performance Adjustment Factor	Negative Fifty Percent (-50%)	One Hundred Percent (100%)	One Hundred Fifty Percent (150%)
Range of Bank Performance Adjustment Factor for other Executive Officers	Negative Fifty Percent (-50%)	One Hundred Percent (100%)	One Hundred Twenty Five Percent (125%)

The Executive Incentive Plan determines the Peer Performance Adjustment Factor by the Company's performance compared to peer results reported in the Bank Holding Company Performance Report with respect to Return on Assets, Return on Equity, Charge-Offs, and Non-Performing Assets, with peer banks defined as publicly-traded banks in New England and Mid-Atlantic (excluding banks primarily located in New York City) with an asset size between one-half and twice that of the Company's bank subsidiary Rockland Trust, with strong commercial balance sheets and no significant ownership concentrations. The Executive Incentive Plan calculates the Peer Performance Adjustment Factor by averaging adjustment factors for the Company's performance with respect to Return on Assets, Return on Equity, Charge-Offs, and Non-Performing Assets compared to peer within the following ranges:

Company’s Percentile Performance To Peer	Adjustment for Return On Assets Peer Comparison	Adjustment for Return on Equity Peer Comparison	Adjustment for Charge-Off Peer Comparison	Adjustment for Non-Performing Asset Peer Comparison
76-100	12.5%	12.5%	-50%	-50%
56-75	6.25%	6.25%	-6.25%	-6.25%
46-55	0%	0%	0%	0%
26-45	-6.25%	-6.25%	6.25%	6.25%
0-25	-50%	-50%	12.5%	12.5%

The Individual Performance Adjustment Factor is not applicable to the CEO. For executive officers other than the CEO, the Individual Performance Adjustment Factor was within a possible range from zero (0.0) to one and four-tenths (1.40) based upon an evaluation of the executive officer's individual performance.

The Board's determinations under the Executive Incentive Plan need not be uniform and may be made selectively among persons who receive, or who are eligible to receive, a cash award. Notwithstanding any other provision of the Executive Incentive Plan to the contrary, the Board reserved the right, in its sole and absolute discretion, to: make adjustments to the Bank Performance Adjustment Factor within the defined parameters based upon one-time, non-recurring, or extraordinary events or any other reason that the Board deems appropriate; adjust any awards by considering factors such as regulatory compliance and credit quality; increase the award for the CEO up to a maximum of 1.20 times the amount that would have been called for by the product of the CEO's Target Award multiplied by the Bank Performance Adjustment Factor; and, to reduce, including a reduction to zero, any cash award otherwise payable.

On February 14, 2013 the Board approved cash incentive cash payments to the CEO and the other executive officers pursuant to, and in accordance with, the Executive Incentive Plan. The amounts awarded to the named executive officers pursuant to the Executive Incentive Plan, which are set forth below in column (g) of the Summary Compensation Table, were based upon their Target Award, a 105% Bank Performance Adjustment Factor, and, for executive officers other than the CEO, Individual Performance Adjustment Factors within the parameters established by the Executive Incentive Plan.
Incentive Compensation Recovery Policy
The Company has adopted an Incentive Compensation Recovery Policy which provides that, if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Company will have the right, to the extent permitted by law, to recover any cash incentive compensation or performance-based equity awards paid during the three-year period preceding the date on which the Company is required to prepare the accounting restatement to any executive officer whose intentional misconduct caused the accounting restatement. The policy directs the compensation committee to review incentive compensation paid to executive officers in the prior three years on the basis of having met or exceeded performance targets which are reduced by the accounting restatement and then to make a recommendation to the Board for approval with respect to the recovery of incentive compensation. The policy provides that the amount of incentive compensation recovery shall be no more than the difference between the amount paid and the amount that would have been paid based upon the accounting restatement. The policy states that the compensation committee and the Board will exercise their business judgment and discretion in the fair application of the Incentive Compensation Recovery Policy and consider all relevant factors in determining whether the Company will seek to recover incentive compensation from executive officers and the amount, timing, and form of any incentive compensation recovery.
    The Incentive Compensation Recovery Policy does not apply to an accounting restatement arising from a change in accounting principles.

Long-Term Equity Compensation

Equity compensation and stock ownership serve to link the net worth of executive officers to the performance of our common stock and therefore provide an incentive to accomplish the strategic, long-term objectives periodically established by the Company to maximize long-term shareholder returns. Long-term equity compensation grants are also designed to be a retention tool to the individuals to whom they are awarded and are made based on competitive factors, such as equity compensation awarded by peers and amounts that are determined to be appropriate in order to retain key personnel.

Acting on the recommendation of the compensation committee and consistent with peer practices and financial industry trends, in 2012 the Board used restricted stock awards for long-term incentive compensation. In February 2012 the Company granted restricted stock awards under the Amended and Restated 2005 Employee Stock Plan that time vested in equal increments over five years in the amounts set forth below in the table entitled “Grants of Plan-Based Awards.”

The Company did not make stock option awards in 2012.

In the fall of 2012 the compensation committee voted to offer all holders of a specific tranche of stock option awards which were set to expire at the end of 2012, a group which included executive officers, the opportunity to cancel their stock options within the tranche for a payment of $1 per share. At the effective date of repurchase, the Company's stock price was trading at approximately $0.55 higher than the exercise price of the stock options in the tranche. Virtually all holders of stock options in the tranche, including the executive officers, accepted the Company's offer. Accounting guidance required the recognition of compensation expense for the Black Scholes value of the shares repurchased. The Company recorded that compensation expense and has presented it as compensation received upon the cancellation of an option grant in the Summary Compensation Table.

Stock Ownership Guidelines

The Company has long established stock ownership guidelines for its executive officers which are satisfied by their current holdings. Information about the stock ownership of named executive officers as of January 31, 2013 is provided in the table below entitled “STOCK OWNERSHIP AND OTHER MATTERS.”

Benefits

Nonqualified Retirement Plans for Executive Officers

The objective of the Company's nonqualified retirement program is to provide from all Rockland Trust-funded sources, inclusive of social security, approximately 60% of the average of the highest five year annual covered compensation for a full 25-year career, with proportionate reduction for less than a 25-year career. In 1998, the Company amended the objective of its non-qualified retirement program to include cash incentive compensation in the calculation of retirement income objectives. This was done in response to current peer practices in this area of long-term compensation and was consistent with the results of a survey of executive retirement practices published by the HayGroup. To help accomplish the objectives of the non-qualified retirement program, the Company maintains a non-qualified defined benefit supplemental executive retirement plan (the “Rockland SERP”). Assets to fund the actuarial accrued liability of the Rockland SERP are held in a Rabbi Trust.

Qualified Retirement Plans for Executive Officers

In 2006 the Company undertook an in depth analysis of Rockland Trust's Defined Benefit Plan which, at that point, provided a normal retirement benefit equal to (a) two percent (2%) of final average compensation less (b) sixty-five hundredths of a percent (0.65%) of covered compensation as defined for Social Security purposes times (c) years of service to 25. For participants who had completed 20 or more years of service, an additional benefit of one-half percent (0.5%) times final average compensation times service in excess of 25 years, but not exceeding ten additional years, was provided. As a result of the changing demographics of the workplace and the need for predictability of future retirement expenses, on July 1, 2006 benefit accruals under the Defined Benefit Plan were discontinued for all employees. The benefit accruals for all qualified Rockland Trust employees, including the named executive officers, were therefore frozen at that point in time.

After considering alternative plan designs, long term costs, and competitive offerings, a non-discretionary defined contribution benefit was added as of July 1, 2006 to Rockland Trust's existing 401(k) Savings and Stock Ownership Plan. For each plan participant, the Company contributes five percent (5%) of qualified compensation up to the Social Security taxable wage base and ten percent (10%) of amounts in excess of covered compensation up to the maximum Internal Revenue Service ("IRS") limit for qualified plan compensation. These contributions were designed to be consistent with IRS and Employee Retirement Income Security Act safe harbor provisions for non discrimination to non highly compensated employees. Sentinel Benefits, a compensation and benefit consultant firm, provided actuarial and advisory services to assist the Company in the retirement plan decision made in 2006. The defined contribution benefit applies to all qualified Rockland Trust employees, including the named executive officers.

The actuarially determined present values of the named executives' retirement benefits as of the end of last year are reported in the section entitled “Pension Benefits.”

Employment Agreements

The Company and/or Rockland Trust have entered into employment agreements with the CEO and the other named executive officers, the details of which are summarized below, to ensure the continuity of executive leadership, to clarify the roles and responsibilities of executives, and to make explicit the terms and conditions of executive employment. Provisions concerning a change of control of the Company, and terms of compensation in that event are included in these employment agreements consistent with what the compensation committee believes to be best industry practices. The change of control language in employment agreements is designed to ensure that executives devote their full energy and attention to the best long term interests of the shareholders in the event that business conditions or external factors make consideration of a change of control appropriate. Each employment agreement contains a one year post-employment nonsolicitation obligation, with the CEO additionally being subject to a one year post-employment noncompetition obligation. Any executive who breaches these covenants forfeits any future payments or benefits.

CEO Employment Agreement

In January 2003, the Company and Rockland Trust entered into an employment agreement with Mr. Oddleifson for him to serve as President of the Company and Rockland Trust and to serve as CEO of the Company and Rockland Trust beginning February 24, 2003. In April 2005, that employment agreement was amended. In November 2008, Mr. Oddleifson's employment agreement was amended and restated to comply with Section 409A of the Internal Revenue Code.

The agreement provides that in the event of an involuntary termination of Mr. Oddleifson by the Company or Rockland Trust for reasons other than cause, as defined in the agreement, death or disability, as defined in the agreement, or a resignation by Mr. Oddleifson for “good reason,” as defined in the agreement, Mr. Oddleifson would:

•	receive, in a lump sum, his base salary for an amount equal to three years times Mr. Oddleifson's then current Base Salary;

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be entitled to continue to participate in and receive benefits under the Company's group health and life insurance programs for 18 months or, at his election, to receive a payment in an amount equal to the cost to the Company of Mr. Oddleifson's participation in such plans and benefits for 18 months with a gross-up for taxes;

•	would receive immediate vesting of all stock options which would remain exercisable for the three months following termination;

•	have continued use of his Company-owned automobile for 18 months;

•	receive an additional 18 months of benefit credit in the Rockland Trust SERP; and

•	be entitled to a tax gross up for any amounts in excess of IRS 280G limitations.

The restricted stock award agreements which the Company has entered into with Mr. Oddleifson provide for the immediate vesting of any unvested restricted stock in the event of an involuntary termination for reasons other than “cause” or resignation by Mr. Oddleifson for “good reason.”

Resignation for “good reason” under the employment agreement and restricted stock award agreements, means, among other things, the resignation of Mr. Oddleifson after (i) the Company or Rockland Trust, without the express written consent of Mr. Oddleifson, materially breaches the agreement to his substantial detriment; (ii) the Board of the Company or of Rockland Trust, without cause, substantially changes Mr. Oddleifson's core duties or removes his responsibility for those core duties, so as to effectively cause him to no longer be performing the duties of President and CEO of the Company and Rockland Trust; (iii) the Board of the Company or of Rockland Trust without cause, places another executive above Mr. Oddleifson in the Company or Rockland Trust; or (iv) a change of control, as defined in the agreements, occurs. Mr. Oddleifson is required to give the Company or Rockland Trust 30 days notice and an opportunity to cure in the case of a resignation effective pursuant to clauses (i) through (iv) above.

In the event of a termination of Mr. Oddleifson by the Company or Rockland Trust “for cause,” Mr. Oddleifson would forfeit benefits under the Rockland SERP and would lose the right to exercise his stock options. The Company would also be entitled to repurchase for nominal consideration the unvested portion of any restricted stock award to Mr. Oddleifson if he is terminated “for cause.”

In the event of a change of control following which Mr. Oddleifson (i) is terminated for reasons other than cause, death or disability, or (ii) resigns from employment for any reason, Mr. Oddleifson is entitled to a lump sum of three years base salary plus three times his incentive compensation paid in the preceding 12 months or the plan's target, whichever is greater, plus continued participation in the insurance benefits for a three year period. The Company is obligated to credit and fund three years additional service in the Rockland SERP and Mr. Oddleifson is entitled to a tax gross up for any amounts in excess of IRS 280G limitations. His stock award agreements provide that Mr. Oddleifson's unvested restricted stock and options will vest in the event of change of control, with options remaining exercisable for three months following termination.

Executive Officer Employment Agreements

The Company and Rockland Trust (in the case of those individuals who are also officers of the Company) has entered into employment agreements with its other executive officers that are, in substance, virtually identical. In November 2008 these executive officer employment agreements were amended and restated to comply with Section 409A of the Internal Revenue Code. These agreements, as revised, are terminable at will by either party.

The employment agreements further provide that if an executive officer is terminated involuntarily for any reason other than cause, as defined in the agreements, death or disability, as defined in the agreements, or if an executive officer resigns for “good reason,” as defined in the agreements, he or she would be entitled to:

•	receive his/her then current base salary for 12 months;

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participate in and receive benefits under Rockland Trust's group health and life insurance programs for 12 months or, to the extent such plans or benefits are discontinued and no comparable plans or benefits are established, to receive a payment equal to the cost to Rockland Trust for the executive officer's participation in such plans and benefits for such period with a gross up for taxes; and,

•	have all stock options previously granted immediately become fully exercisable and remain exercisable for a period of three months following his/her termination.

The restricted stock award agreements which the Company has entered into with these executive officers provide for the immediate vesting of any unvested restricted stock in the event of an involuntary termination for reasons other than “cause” or their resignation for “good reason.”

Resignation for “good reason” under the employment agreements and restricted stock award agreements, means, among other things, the resignation of an executive officer after (i) Rockland Trust, without the express written consent of the executive officer, materially breaches the agreement to his/her substantial detriment; or (ii) the Rockland Trust Board of Directors, or its President and CEO, without cause, substantially changes the executive officer's core duties or removes his/her responsibility for those core duties, so as to effectively cause him/her to no longer be performing the duties for which he/she was hired. Each executive officer is required to give Rockland Trust 30 days notice and an opportunity to cure in the case of a resignation for good reason.

If an executive officer is terminated following a change of control, as defined in the agreements, for any reason other than cause, death or disability, or if such executive officer resigns from employment for any reason during the 30 day period immediately following the first anniversary of the effective date of a change of control, he/she shall receive a lump sum payment equal to 36 months salary, plus a lump sum payment equal to three times the greater of (x) the amount of any incentive payment paid out within the previous 12 months under the Executive Incentive Plan or (y) the amount of any incentive payment paid out during the 12 months prior to such change of control under the Executive Incentive Plan. The Company is obligated to credit and fund three (3) years additional service in the Rockland SERP and the executive officer may continue to participate in and receive benefits under Rockland Trust's group health and life insurance programs for 36 months or, to the extent such plans or benefits are discontinued and no comparable plans or benefits are established, to receive a payment equal to the cost to Rockland Trust for the executive officer's participation in such plans and benefits for such period with a gross up for taxes. These amounts are subject to the limits of Section 280G of the Internal Revenue Code and will be rolled back to an amount less than the limit. The executive officer stock award agreements also provide that the executive's unvested restricted stock and options will vest in the event of change of control, with options remaining exercisable for three months following termination.

Table of Benefits Payable under Employment Agreements

The following table quantifies the benefits that would have been payable to our named executive officers under their employment agreements and stock award agreements using the five year period ending December 31, 2011 for purposes of computing any Section 280G limitation (if applicable), as if the event described to trigger their benefits had occurred as of December 31, 2012:

		Termination			Net Termination
		Without Cause	Termination	Termination	Benefit Due to
	Termination	or Resignation for	Due to	Due to	a Change of
Name	for Cause	Good Reason	Disability	Death	Control (1)

Christopher Oddleifson	$—	$3,518,272	$1,697,718	$1,388,616	$6,689,007
Denis K. Sheahan	$—	$849,018	$512,415	$512,415	$1,724,672
Jane L. Lundquist	$—	$789,018	$512,415	$512,415	$1,523,701
Gerry F. Nadeau	$—	$849,018	$512,415	$512,415	$1,616,584
Edward F. Jankowski	$—	$566,163	$287,560	$287,560	$1,099,814

(1) Reflects aggregate net termination benefit, computed to include:
a. cash compensation (three times the sum of i) annual base salary as of December 31, 2012 and ii) the target incentive earned in 2012 and paid in 2013);
b. excess of the fair market value of the Company's stock price over the exercise price of any unvested stock options as of December 31, 2012, assuming cancellation and cash out of all outstanding vested and unvested stock options;

c. fair market value of previously unvested restricted stock awards vesting upon change in control;
d. additional benefit credit in the Rockland Trust SERP;
e. medical benefits; and,
f. gross up or rollback, in accordance with employment agreements and Internal Revenue Code Section 280G.

Tabular Disclosures Regarding Executive Officers

The following tables provide compensation information for the CEO, the CFO, and the Company's three other most highly compensated current executive officers (collectively, the “named executive officers”):

SUMMARY COMPENSATION TABLE

							Change in Pension Value and
						Non -Equity	Nonqualified
Name						Incentive	Deferred	All
and				Stock	Option	Plan	Compensation	Other
Principal			Bonus	Awards	Awards	Compensation	Earnings	Compensation
Position	Year	Salary	(1)	(2) (3)	(2) (3)	(1)	(4)	(5)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Chris Oddleifson, CEO	2012	$589,616	n/a	$514,485	$9,684	$412,335	$408,545	$73,998	$2,008,663
	2011	$570,962	n/a	$329,100	$153,422	$400,000	$537,451	$58,617	$2,049,552
	2010	$548,000	$515,000	$502,400	n/a	n/a	$194,271	$54,822	$1,814,493

Denis Sheahan, CFO	2012	$322,577	n/a	$177,984	$5,447	$167,500	$182,248	$42,446	$898,202
	2011	$313,846	n/a	$123,413	$41,552	$165,000	$298,302	$36,862	$978,975
	2010	$306,154	$175,000	$188,400	n/a	n/a	$70,923	$40,796	$781,273

Jane Lundquist, EVP	2012	$262,981	n/a	$177,984	$3,026	$136,500	$90,380	$42,141	$713,012
	2011	$255,895	n/a	$123,413	$41,552	$135,000	$113,730	$48,548	$718,138
	2010	$250,000	$150,000	$188,400	n/a	n/a	$50,569	$45,525	$684,494

Gerard Nadeau, EVP	2012	$322,308	n/a	$177,984	$2,270	$167,500	$201,211	$42,446	$913,719
	2011	$309,516	n/a	$123,413	$41,552	$165,000	$363,616	$36,862	$1,039,959
	2010	$291,069	$175,000	$188,400	n/a	n/a	$101,717	$42,720	$798,906

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Edward F. Jankowski, Chief Technology, Residential Lending, and Operations Officer	2012	$260,981	n/a	$105,678	$2,270	$118,000	$171,781	$44,024	$702,734
	2011	$233,385	n/a	$68,563	$22,374	$105,000	$112,187	$39,396	$580,905
	2010	$227,616	$95,000	$100,480	n/a	n/a	$51,357	$25,850	$500,303

(1) The amounts listed for 2012 and 2011 in column (g) and for 2010 in column (d) represent, as applicable, the cash payments which the Board approved for performance in these years either pursuant to the applicable Executive Cash Incentive Plan or as a discretionary cash bonus.

(2) The assumptions used in the valuation for the awards reported in the Stock Awards column (column (e)) and the Option Awards column (column (f)) can be found in the Stock-Based Compensation section of the Notes to Consolidated Financial Statements filed as part of the Company’s 2012 Annual Report on Form 10-K.

(3) The amounts listed in columns (e) and (f) represent the aggregate fair value of the options/awards on the date of grant calculated in accordance with FASB Topic 718 including the value associated with the 2012 option repurchase.

(4) The amounts in column (h) represent the aggregate change in the actuarial present value of the individual's accumulated benefits under Rockland Trust's frozen defined benefit plan and under the Rockland SERP.

(5) The amounts in column (i) for 2012 include the income attributable to dividends on Restricted Stock Awards, 401(k) matching contributions, and defined contribution plan employer contributions. The only non-perquisite benefits in excess of $10,000 have been identified below:

	Dividends on Restricted Stock Awards	Defined contribution plan employer contributions
Chris Oddleifson	$50,253	$19,495

Denis Sheahan	$18,701	$19,495

Jane Lundquist	$18,701	$19,495

Gerard Nadeau	$18,701	$19,495

Edward Jankowski	$10,417	$19,495

The only individual with 2012 perquisite/personal benefits aggregated in column (i) which exceeds $10,000 is Mr. Jankowski. His perquisite benefit includes the value of a Company-owned car in the amount of $10,909. Excluded from this column is the value of Company-owned cars for other executives, the amount of which does not exceed $10,000.

GRANTS OF PLAN-BASED AWARDS

"Grant Date" refers to the date of stock award and stock option grants during 2012 . The grant date fair value of stock awards and exercise price of option awards was calculated, in accordance with the 2005 Employee Stock Plan, as the average of the high and low trading prices on the date of grant. The following table provides information relating to the grants of plan-based awards during 2012:

								All Other	All Other		Grant
								Stock	Option		Date
								Awards:	Awards:	Exercise	Fair
								Number	Number	or Base	Value of
		Estimated Future			Estimated Future			of Shares	of Securities	Price of	Equity-
		Payouts Under Non-Equity			Payouts Under			of Stock	Underlying	Option	Based
		Incentive Plan Awards			Equity Incentives Plan Awards			or Units	Options	Awards	Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	(#)	($/SH)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Chris Oddleifson	2/16/2012	n/a	n/a	n/a	n/a	n/a	n/a	18,500	n/a	$27.81	$514,485
	10/22/2012	n/a	n/a	n/a	n/a	n/a	n/a	n/a	32,000	$0.30	$9,684
Denis Sheahan	2/16/2012	n/a	n/a	n/a	n/a	n/a	n/a	6,400	n/a	$27.81	$177,984
	10/22/2012	n/a	n/a	n/a	n/a	n/a	n/a	n/a	18,000	$0.30	$5,447
Jane Lundquist	2/16/2012	n/a	n/a	n/a	n/a	n/a	n/a	6,400	n/a	$27.81	$177,984
	10/22/2012	n/a	n/a	n/a	n/a	n/a	n/a	n/a	10,000	$0.30	$3,026
Gerard Nadeau	2/16/2012	n/a	n/a	n/a	n/a	n/a	n/a	6,400	n/a	$27.81	$177,984
	10/22/2012	n/a	n/a	n/a	n/a	n/a	n/a	n/a	7,500	$0.30	$2,270
Edward Jankowski	2/16/2012	n/a	n/a	n/a	n/a	n/a	n/a	3,800	n/a	$27.81	$105,678
	10/22/2012	n/a	n/a	n/a	n/a	n/a	n/a	n/a	7,500	$0.30	$2,270

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The table set forth below contains individual equity awards that were outstanding as of December 31, 2012 for the named executive officers:

	Option Awards						Stock Awards
										Equity	Equity
				Equity						Incentive	Incentive
				Incentive						Plan Awards:	Plan Awards:
				Plan Awards:					Market	Number of	Market or
	Number of	Number of		Number of			Number of		Value of	Unearned	Payout Value
	Securities	Securities		Securities			Shares		Shares	Shares,	of Unearned
	Underlying	Underlying		Underlying	Option		or Units		or Units	Units or	Shares, Units
	Unexercised	Unexercised		Unexercised	Exercise	Option	of Stock		of Stock	Other Rights	or Other Rights
	Options	Options		Unearned	Price	Expiration	That Have		That Have	That Have	That Have
Name	Exercisable	Unexercisable		Options	($/SH)	Date	Not Vested		Not Vested	Not Vested	Not Vested
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

Christopher Oddleifson	16,650	—		—	$30.14	12/11/2013	n/a		n/a	n/a	n/a
	31,000	—		—	$34.18	12/9/2014	n/a		n/a	n/a	n/a
	25,000	—		—	$33.00	2/15/2017	n/a		n/a	n/a	n/a
	32,000	8,000	(1)	—	$28.27	2/14/2018	n/a		n/a	n/a	n/a
	8,000	16,000	(2)	—	$27.43	2/17/2021	n/a		n/a	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	13,200	(3)	$382,140	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	6,666	(4)	$192,981	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	9,600	(5)	$277,920	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	18,500	(6)	$535,575	n/a	n/a

(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
Denis K. Sheahan	8,300	—		—	$30.14	12/11/2013	n/a		n/a	n/a	n/a
	12,000	—		—	$34.18	12/9/2014	n/a		n/a	n/a	n/a
	10,000	—		—	$33.00	2/15/2017	n/a		n/a	n/a	n/a
	13,600	3,400	(1)	—	$28.27	2/14/2018	n/a		n/a	n/a	n/a
	2,167	4,333	(2)	—	$27.43	2/17/2021	n/a		n/a	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	5,200	(3)	$150,540	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	2,500	(4)	$72,375	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	3,600	(5)	$104,220	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	6,400	(6)	$185,280	n/a	n/a

Jane Lundquist	6,666	—		—	$28.06	7/19/2014	n/a		n/a	n/a	n/a
	10,000	—		—	$32.77	10/20/2014	n/a		n/a	n/a	n/a
	12,000	—		—	$34.18	12/9/2014	n/a		n/a	n/a	n/a
	8,000	—		—	$33.00	2/15/2017	n/a		n/a	n/a	n/a
	12,000	3,000	(1)	—	$28.27	2/14/2018	n/a		n/a	n/a	n/a
	2,167	4,333	(2)	—	$27.43	2/17/2021	n/a		n/a	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	5,200	(3)	$150,540	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	2,500	(4)	$72,375	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	3,600	(5)	$104,220	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	6,400	(6)	$185,280	n/a	n/a

Gerard Nadeau	3,850	—		—	$30.14	12/11/2013	n/a		n/a	n/a	n/a
	6,500	—		—	$34.18	12/9/2014	n/a		n/a	n/a	n/a
	5,000	—		—	$33.00	2/15/2017	n/a		n/a	n/a	n/a
	10,000	—		—	$29.38	7/19/2017	n/a		n/a	n/a	n/a
	12,000	3,000	(1)	—	$28.27	2/14/2018	n/a		n/a	n/a	n/a
	2,167	4,333	(2)	—	$27.43	2/17/2021	n/a		n/a	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	5,200	(3)	$150,540	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	2,500	(4)	$72,375	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	3,600	(5)	$104,220	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	6,400	(6)	$185,280	n/a	n/a

(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
Edward F. Jankowski	5,650	—		—	$30.14	12/11/2013	n/a		n/a	n/a	n/a
	7,500	—		—	$34.18	12/9/2014	n/a		n/a	n/a	n/a
	5,000	—		—	$33.00	2/15/2017	n/a		n/a	n/a	n/a
	6,800	1,700	(1)	—	$28.27	2/14/2018	n/a		n/a	n/a	n/a
	1,167	2,333	(2)	—	$27.43	2/17/2021	n/a		n/a	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	2,800	(3)	$81,060	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	1,333	(4)	$38,590	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	2,000	(5)	$59,700	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	3,800	(6)	$110,010	n/a	n/a

(1) This option grant vests evenly over the five-year period beginning February 14, 2008. These remaining unvested shares will vest on February 14, 2013.
(2) This option grant vests evenly over a three-year period beginning on February 17, 2011. These remaining unvested shares will vest evenly on each of February 17, 2013 and 2014.
(3) This stock award vests evenly over the five-year period beginning May 21, 2009. These remaining unvested shares will vest evenly on May 21, 2013 and 2014.
(4) This stock award vests evenly over the three-year period beginning February 25, 2010. These remaining unvested shares will vest on February 25, 2013.
(5) This stock award vests evenly over a five-year period beginning on February 17, 2011. These remaining unvested shares will vest evenly on each of February 17, 2013, 2014, 2015, and 2016.
(6) This stock award vests evenly over the five-year period beginning February 16, 2012, with one-fifth of the grant vesting on each of February 16, 2013, 2014, 2015, 2016, and 2017.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to the aggregate amount of options exercised and stock awards vesting during the last fiscal year and the value realized thereon:

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise	Upon Exercise	Vesting	on Vesting
(a)	(b)	(c)	(b)	(e)

Christopher Oddleifson	50,000	$255,525	15,667	$437,848
Denis K. Sheahan	9,850	$52,993	6,000	$167,667
Jane L. Lundquist	—	$—	6,000	$167,667
Gerard F. Nadeau	4,375	$24,981	6,000	$167,667
Edward F. Jankowski	6,150	$33,825	3,233	$90,352

Pension Benefits

The Rockland Trust SERP Participation Agreements provide for an annual benefit payable at age 65 to the executive upon termination of employment at age 62 or later. Should the executive terminate employment prior to age 62, the benefit is prorated based on the executive's benefit service as of employment termination relative to the executive's projected benefit service at age 65. The accumulated benefit shown in the table has been calculated assuming the executive terminated employment as of the date of disclosure. The present value of accumulated benefit has been calculated assuming the executive will remain in service until age 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable as a life annuity. The assumptions used for the Rockland SERP are those required under GAAP, including a discount rate of 4.05% which is based on the investment yield of high quality corporate bonds available in the market place as determined by the Citigroup Pension Liability Index as well as post-retirement mortality according to the RP2000 Annuity Mortality Table with projected mortality improvements from 2000 to 2019 using Projection Scale AA.  The discount rate used for computing the Defined Benefit Plan present value of accumulated benefit is 6.99%, which is based on the 24 month segment rate as published by the IRS adjusted for the 25 year average segment rate in accordance with the 2012 Moving Ahead for Progress in the 21st Century Act.

The following table provides details of the present value of the accumulated benefit and years of credited service for the named executive officers under the Company's qualified and non-qualified retirement programs:

			Present Value of
	Plan	Number of Years	Accumulated	Payments During
Name	Name	Credited Service	Benefit	Last Fiscal Year
(a)	(b)	(c)	(d)	(e)

Christopher Oddleifson	Defined Benefit Plan	2.417	$79,000	$—
	Rockland SERP	8.917	$1,945,331	$—
Denis K. Sheahan	Defined Benefit Plan	8.917	$212,000	$—
	Rockland SERP	16.417	$870,380	$—
Gerard F. Nadeau	Defined Benefit Plan	22.500	$538,000	$—
	Rockland SERP	28.500	$1,046,019	$—
Jane L. Lundquist	Defined Benefit Plan	0.917	$37,000	$—
	Rockland SERP	7.750	$418,983	$—
Edward F. Jankowski	Defined Benefit Plan	4.583	$142,000	$—
	Rockland SERP	11.083	$513,782	$—

Deferred Compensation

Rockland Trust does not sponsor deferred compensation programs for its executives. A table regarding nonqualified deferred compensation is therefore omitted.

STOCK OWNERSHIP AND OTHER MATTERS

Common Stock Beneficially Owned by any Entity with 5% or More of Common Stock and Owned by Directors and Executive Officers

The following table sets forth the beneficial ownership of the Common Stock as of January 31, 2013, with respect to (i) any person or entity who is known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director, (iii) each of the named executive officers, and (iv) all directors and all executive officers of the Company as a group:

	Amount and
	Nature of
	Beneficial		Percent
Name of Beneficial Owner	Ownership		of Class (1)

BlackRock, Inc.	1,945,018	(2)	8.55%
40 East 52nd Street
New York, NY 10022
Polaris Capital Management, LLC	1,462,048	(2)	6.74%
125 Summer Street, Suite 1470
Boston, MA 02110
The Vanguard Group, Inc	1,324,620	(2)	6.10%
100 Vanguard Blvd.
Malvern, PA 19355
Donna L. Abelli	12,176		**
Richard S. Anderson	46,637		**
William P. Bissonnette	17,181	(3)	**
Benjamin A. Gilmore, II	21,685	(4)	**
Edward F. Jankowski	43,378		**
Kevin J. Jones	114,549	(5)	**
Jane L. Lundquist	86,050		**
Eileen C. Miskell	26,137	(6)	**
John J. Morrissey	3,353		**
Gerard Nadeau	82,098	(7)	**
Daniel F. O'Brien	27,857		**
Christopher Oddleifson	225,340		**
Carl Ribeiro	24,000	(8)	**
Richard H. Sgarzi	48,020		**
Denis K. Sheahan	94,683	(9)	**
John H. Spurr, Jr.	141,464	(10)	**
Robert D. Sullivan	32,185	(11)	**
Brian S. Tedeschi	42,817		**
Thomas R. Venables	52,169	(12)	**
Directors and executive officers as a group (21 Individuals)	1,238,712	(13)	5.34%

___________
** less than one percent

(1)
Percentages are not reflected for individuals whose holdings represent less than 1%. The information contained herein is based on information provided by the respective individuals and filings pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”) as of January 31, 2013. Shares are deemed to be beneficially owned by a person if he or she directly or indirectly has, or shares, (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, all shares are beneficially owned by the respective individuals. Shares of common stock, which are subject to stock options exercisable within 60 days of January 31, 2013, are deemed to be outstanding for the purpose of computing the amount and percentage of outstanding common stock owned by such person. See section entitled “Executive Officer Information.”

(2)	Shares owned as of December 31, 2012, based upon public filings with the SEC.

(3)	Includes 3,618 shares owned jointly by Mr. Bissonnette and his spouse in broker name.

(4)	Includes 971 shares owned by Mr. Gilmore and his spouse, jointly and 741 shares owned by his wife, individually. Mr. Gilmore shares voting and investment power with respect to such shares.

(5)
Includes 16,000 shares owned by Mr. Jones and his spouse, jointly, 8,922 shares owned by Mr. Jones' wife, individually, 10,000 shares held in the name of Kevin J. Jones & Frances Jones, Trustees, Brian Jones Irrevocable Trust; 10,000 shares held in the name of Kevin J. Jones & Frances Jones, Trustees, Mark Jones Irrevocable Trust, and 10,000 shares held in the name of Kevin J. Jones & Frances Jones, Trustees, Sean Jones Irrevocable Trust; 5,000 shares owned by Plumbers' Supply Company, of which Mr. Jones is Treasurer. Mr. Jones shares voting and investment power with respect to such shares

(6)	Includes 8,405 shares owned jointly by Ms. Miskell and her spouse in broker name.

(7)	Includes 18,275 shares owned jointly by Mr. Nadeau and his spouse in broker name and 376 shares owned by children on which Mr. Nadeau has custodial powers.

(8)	Includes 3,922 shares held in broker name for benefit of Mr. Ribeiro's spouse.

(9)	Includes 12,240 shares owned jointly by Mr. Sheahan and his spouse in broker name, includes 2,873 shares held in Mr. Sheahan's name as custodian for his children.

(10)
Includes 12,995 shares held in various trusts, as to which Mr. Spurr is a trustee and, as such, has voting and investment power with respect to such shares. Includes 1,506 shares held in the name of John H. Spurr, Jr. 1988 Trust, on which Mr. Spurr is a Trustee and Life Beneficiary. Includes 662 shares owned by Mr. Spurr's wife, individually, and 100,000 shares owned of record by A. W. Perry Security Corporation, of which Mr. Spurr is President.

(11)
Includes 4,588 shares owned jointly by Mr. Sullivan and his spouse in broker name and includes 18,339 shares held in various trusts, as to which Mr. Sullivan is a trustee and, as such, has voting and investment power with respect to such shares.

(12)	Includes 7,865 shares owned jointly by Mr. Venables and his spouse in broker name.

(13)
This total includes a total of 426,970 shares, which the group has a right to acquire within 60 days of January 31, 2013 through the exercise of stock options granted pursuant to the Company's Stock Plans.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and holders of 10% or more of the Company's common stock, to file reports on Forms 3, 4, and 5 with the SEC to indicate ownership and changes in ownership of common stock with the SEC and to furnish the Company with copies of those reports. Based solely upon a review of those reports and any amendments thereto, the Company believes that during the year ending December 31, 2012 filing requirements under Section 16(a) were complied with in a timely fashion, except as described in the following paragraph.

On November 9, 2012 the Company acquired Central Bancorp, Inc. and John J. Morrissey became a Director of the Company. The exchange of certain shares of Mr. Morrissey's Central Bancorp, Inc. common stock for the Company's common stock as a result of the acquisition which occurred on November 28, 2012 was not reported on a Form 4 until December 6, 2012.

Solicitation of Proxies and Expenses of Solicitation

The proxy form accompanying this proxy statement is solicited by the Board of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Also, Georgeson Shareholder Communications may solicit proxies at an approximate cost of $8,500 plus reasonable expenses. Such solicitations may be made personally or by mail, facsimile, telephone, telegraph, messenger, or via the Internet. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

INDEPENDENT BANK CORP.

Parent of Rockland Trust

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees for Class II Directors listed and FOR Proposals 2 and 3.

1. Reelect the following Class II Directors:

Nominee	For	Withhold
01 - Benjamin A. Gilmore, II	☐	☐
02 - Eileen C. Miskell	☐	☐
03 - Carl Ribeiro	☐	☐
04 - John H. Spurr, Jr.	☐	☐
05 - Thomas R. Venables	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 1 5 7 9 6 4 2

01L8SC

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

INDEPENDENT
BANK CORP.
Parent of Rockland Trust

Proxy — INDEPENDENT BANK CORP.

THIS PROXY IS SOLICITED BY THE INDEPENDENT BANK CORP. BOARD OF DIRECTORS

The undersigned shareholder, having received a Notice of Meeting and Proxy Statement of the Board of Directors (hereinafter the "Proxy Statement"), hereby appoint(s) Linda M. Campion and Edward H. Seksay, or any one or more of them, attorneys or attorney of the undersigned (with full power of substitution in them and in each of them), for and in the name(s) of the undersigned to attend the Annual Meeting of Shareholders of Independent Bank Corp. to be held at the Holiday Inn - Rockland - Boston South, 929 Hingham Street, Rockland, Massachusetts on Thursday, May 16, 2013 at 10:00 a.m., local time, and any adjournment or adjournments thereof, and there to vote and act in regard to all powers the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power given) to vote and act in accordance with any voting instructions provided. Attendance at the Annual Meeting or any adjournments thereof will not be deemed to revoke this proxy unless the undersigned shall, prior to the voting of shares, give written notice to the Clerk of the Company of his or her intention to vote in person. If a fiduciary capacity is attributed to the undersigned, this proxy is signed in that capacity.

The undersigned confer(s) upon Linda M. Campion and Edward H. Seksay, and each of them, discretionary authority to vote (a) on any other matters or proposals not known at the time of solicitation of this proxy which may properly come before the Annual Meeting, and (b) with respect to the selection of directors in the event any nominee for director is unable to stand for election due to death, incapacity, or other unforeseen emergency.

YOUR SHARES WILL BE VOTED AS SPECIFIED. IF YOU SIGN AND RETURN THIS FORM WITHOUT INDICATING HOW YOU WANT YOUR SHARES VOTED, THEY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4 AND OTHERWISE AT THE DISCRETION OF THE PROXY HOLDERS.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE